EXHIBIT 2(a)








	              AGREEMENT AND PLAN OF REORGANIZATION

	                          BY AND AMONG

	                      FIRSTAR CORPORATION,

	                FIRSTAR CORPORATION OF WISCONSIN

	                               AND

	                  FIRST SOUTHEAST BANKING CORP.

	                       TABLE OF CONTENTS

												Page No.

	                            ARTICLE I
	                   Undertakings of the Parties

	1.1	The Merger.........................................  2
	1.2	Approval of the Agreements.........................  2
	1.3	Preparation of Registration Statement..............  2
	1.4	Preparation of Bank Regulatory Applications........  3
	1.5	Closing............................................  3
	1.6	Confidential Information...........................  3
	1.7	No Covenant as to Tax Consequences.................  4
	1.8	Release of Information.............................  4

	                           ARTICLE II
	            Representations and Warranties of Firstar

	2.1	Corporate Organization.............................  4
	2.2	Capitalization.....................................  4
	2.3	Authorization......................................  5
	2.4	No Violation.......................................  5
	2.5	Financial Statements...............................  5
	2.6	Registration Statement.............................  6
	2.7	Shares to be Issued................................  6
	2.8	Accuracy of Information............................  7
	2.9	No Material Adverse Change.........................  7

	                           ARTICLE III
	              Representations and Warranties of FCW

	3.1	Corporate Organization.............................  7
	3.2	Capitalization.....................................  7
	3.3	Authorization......................................  7
	3.4	No Violation.......................................  8
	3.5	Accuracy of Information............................  8

	                           ARTICLE IV
	        Representations and Warranties of First Southeast

	4.1	Corporate Organization.............................  8
	4.2	Capitalization.....................................  9
	4.3	Organization of the Subsidiaries...................  9
	4.4	Capitalization of the Subsidiaries................. 10
	4.5	Authorization...................................... 11
	4.6	No Violation....................................... 12
	4.7	Financial Statements............................... 12
	4.8	Absence of Certain Changes......................... 13
	4.9	Employee and Employee Benefit Matters.............. 14
	4.10	Litigation......................................... 16
	4.11	Tax Matters........................................ 16
	4.12	Registration Statement............................. 17
	4.13	Title and Condition................................ 18
	4.14	Insurance.......................................... 19
	4.15	Compliance with Laws and Orders.................... 19
	4.16	Governmental Regulation............................ 20
	4.17	Contracts and Commitments.......................... 20
	4.18	Shareholders and Undertakings from Affiliates...... 21
	4.19	Agreements with Directors, Officers & Shareholders. 21
	4.20	Absence of Adverse Agreements...................... 21
	4.21	Accuracy of Information............................ 22
	4.22	Transactions in Capital Stock of
		First Southeast and the Banks...................... 22
	4.23	Allowance for Loan Losses.......................... 22
	4.24	No Undisclosed Liabilities......................... 22
	4.25	Continuity of Interest............................. 23
	4.26	Pooling and Tax-Free Status Matters................ 23
	4.27	No Material Adverse Change......................... 23

	                            ARTICLE V
	                 Conduct of Business by Firstar

	5.1	Approval by Firstar................................ 24
	5.2	Subsequent SEC Filings............................. 24
	5.3	Conduct of Business; Certain Covenants............. 24
	5.4	Plant Closing Laws................................. 24
	5.5	Bank Minority Shares............................... 24

	                          ARTICLE VI
	       Conduct of Business by First Southeast Until Merger

	6.1	Dividends.......................................... 25
	6.2	Capitalization..................................... 25
	6.3	Regular Course of Business......................... 25
	6.4	Contact with Third Parties; No Board Recommendation 26
	6.5	Corporate Structure................................ 27
	6.6	Accounting and Tax Reporting....................... 27
	6.7	Full Disclosure.................................... 27
	6.8	Reports to Firstar................................. 27
	6.9	Solicitation of First Southeast Shareholders....... 27
	6.10	Supplement to First Southeast Letter............... 28
	6.11	Dissent Process.................................... 28
	6.12	Employee Benefit Plans............................. 28
	6.13	Bank-Level Transactions............................ 28
	6.14	Parent Company Debt................................ 29
	6.15	Disposition of Assets.............................. 29
	6.16	Out-of-State Participations........................ 29

	                           ARTICLE VII
	          Conditions to Obligations of Firstar and FCW

	7.1	No Material Adverse Change......................... 29
	7.2	Representations and Warranties..................... 30
	7.3	Performance and Compliance......................... 30
	7.4	No Proceeding or Litigation........................ 30
	7.5	Review or Audit by Firstar and Accountants......... 30
	7.6	Audit of Plans..................................... 30
	7.7	Pooling Letter..................................... 30
	7.8	Approval of Shareholders........................... 31
	7.9 	Opinion of Counsel for First Southeast............. 31
	7.10	Allowance for Loan Losses.......................... 31
	7.11	Certificate of Chief Executive Officer............. 31
	7.12	Good Standing Certificates......................... 31
	7.13	Bills for Certain Fees of First Southeast or the
		Bank............................................... 31
	7.14	Tax Opinion........................................ 32
	7.15	Regulatory Agreements.............................. 32
	7.16	Environmental Audits............................... 32

	                          ARTICLE VIII
	        Conditions to the Obligations of First Southeast

	8.1	No Material Adverse Change......................... 32
	8.2	Representations and Warranties..................... 32
	8.3	Performance and Compliance......................... 33
	8.4	No Proceeding or Litigation........................ 33
	8.5	Opinion of Counsel for Firstar and FCW ............ 33
	8.6	Certificate of Executive Officer................... 33
	8.7	Tax Opinion........................................ 33

	                           ARTICLE IX
	          Conditions to the Obligations of all Parties

	9.1	Governmental Approvals............................. 33
	9.2	Securities Law Compliance.......................... 34
	9.3	Shareholder Approval............................... 34

	                            ARTICLE X
	                           Termination

	10.1	Reasons for Termination............................ 34
	10.2	Liability.......................................... 35

	                           ARTICLE XI
	                          Miscellaneous

	11.1	 Brokers........................................... 36
	11.2	 Expenses.......................................... 36
	11.3	 Waivers; Amendments............................... 36
	11.4	 Assignment........................................ 37
	11.5	 Entire Agreement.................................. 37
	11.6	 Captions and Counterparts......................... 37
	11.7	 Governing Law..................................... 37
	11.8	 Nonsurvival....................................... 37
	11.9	 Knowledge of the Parties.......................... 37
	11.10 Notices........................................... 38

	               AGREEMENT AND PLAN OF REORGANIZATION


			This Agreement and Plan of Reorganization dated as of February 10,
	1994 (the "Reorganization Agreement"), is entered into by and among Firstar
	Corporation, a Wisconsin corporation ("Firstar"), First Southeast Banking
	Corp., a Wisconsin corporation ("First Southeast"), and Firstar Corporation
	of Wisconsin, a Wisconsin corporation and a wholly-owned subsidiary of
	Firstar ("FCW").

			WHEREAS, this Reorganization Agreement provides for the merger of
	First Southeast with and into FCW (the "Merger") and for the conversion at
	the Closing Date, as such term is defined herein, of all the outstanding
	shares of common stock of First Southeast, $1.00 par value ("First Southeast
	Common Stock"), into the right to receive shares of common stock of Firstar,
	$1.25 par value ("Firstar Common Stock"), in accordance with the terms and
	conditions hereof and of the Plan of Merger executed concurrently herewith
	between FCW and First Southeast, and joined in by Firstar for certain
	limited purposes (the "Plan of Merger" and together with this Reorganization
	Agreement, the "Agreements");

			WHEREAS, the respective Boards of Directors of First Southeast,
	Firstar and FCW deem the Merger desirable and in the best interests of their
	respective shareholders;

			WHEREAS, the parties hereto desire and intend that the Merger
	qualify as a tax-free reorganization under the Internal Revenue Code of
	1986, as amended (the "Code"); and

			WHEREAS, the parties hereto desire and intend that the Merger be
	accounted for as a "pooling of interests" in accordance with generally
	accepted accounting principles;

			NOW, THEREFORE, in consideration of the premises and the mutual
	covenants, representations, warranties, and agreements herein contained, and
	in order to set forth the conditions upon which the foregoing reorganization
	will be carried out, the parties agree as follows:



	                             ARTICLE I

	                    UNDERTAKINGS OF THE PARTIES

			1.1  The Merger.  Subject to the terms and conditions of this
	Reorganization Agreement, on the Closing Date, First Southeast will merge
	with and into FCW, which will be the surviving corporation.

			1.2  Approval of the Agreements.  The Agreements will be submitted
	as soon as reasonably practicable to the shareholders of First Southeast for
	ratification, confirmation and adoption by consent or at a meeting to be
	duly called and held in accordance with law and the Articles of
	Incorporation and Bylaws of First Southeast.

			1.3  Preparation of Registration Statement.  Firstar will use its
	reasonable best efforts to file and prosecute the filing of a registration
	statement (hereinafter the registration statement and amendments thereto are
	referred to as the "Registration Statement") with the Securities and
	Exchange Commission (the "SEC") covering the Firstar Common Stock to be
	issued in the Merger with a view toward permitting the Registration
	Statement to become effective as soon as reasonably practicable.  First
	Southeast will furnish to Firstar all information concerning First Southeast
	required to be set forth in the Registration Statement and Firstar will
	provide First Southeast and its counsel the opportunity to review and
	approve the Proxy Statement portions of the Registration Statement.  Firstar
	shall promptly advise First Southeast and its counsel, and provide them with
	copies, of any material communication received by Firstar or its counsel
	from the SEC with respect to the Registration Statement.  Firstar will bear
	the cost of preparation, filing and duplication of the Registration
	Statement, including the information or proxy statement and the prospectus
	included therein (the "Proxy Statement-Prospectus").  The date on which the
	Registration Statement becomes effective is referred to herein as the
	"Registration Effective Date".  Firstar and First Southeast will each render
	to the other its full cooperation in preparing, filing, prosecuting the
	filing of, and amending the Registration Statement such that it comports at
	all times with the requirements of the Securities Act of 1933, as amended
	(the "Securities Act").  Specifically, but without limitation, each will
	promptly advise the other if at any time before the Closing Date any
	information provided by it for inclusion in the Registration Statement
	appears to have been, or shall have become, incorrect or incomplete and will
	furnish the information necessary to correct such misstatements or
	omissions.  As promptly as practicable after the Registration Effective
	Date, First Southeast will mail or deliver to its shareholders (i) the Proxy
	Statement-Prospectus and (ii) as promptly as practicable after approval
	thereof by Firstar, such other supplementary proxy materials as may be
	necessary to make the Proxy Statement-Prospectus comply with the
	requirements of the Securities Act.  Except as provided above and except
	with the prior written consent of Firstar, First Southeast will not mail or
	otherwise furnish or publish to its shareholders any proxy solicitation
	material or other material relating to the Merger that might constitute a
	"prospectus" within the meaning of the Securities Act.  Firstar shall, as
	soon as practicable, make all filings required to obtain any Blue Sky
	permits, authorizations, consents or approvals required for the issuance of
	the Firstar Common Stock to be issued in the Merger.

			1.4  Preparation of Bank Regulatory Applications.  Firstar, FCW
	and First Southeast will cooperate in the preparation by Firstar and FCW of
	applications to (i) the Board of Governors of the Federal Reserve System
	(the "Federal Reserve Board") pursuant to the Bank Holding Company Act of
	1956, as amended, for approval of Firstar's and FCW's acquisition of control
	of First Southeast and its subsidiaries, First Bank Southeast, N.A., ("First
	Bank Southeast") and First Bank Southeast of Lake Geneva, N.A. ("First Bank
	Lake Geneva" and, together with First Bank Southeast, N.A., the "Banks"),
	(ii) any other federal or state bank regulatory agency the approval of which
	may be necessary or appropriate.  Firstar will use its best efforts to
	obtain such regulatory approvals.  The obligation to use such best efforts
	shall not be construed as including an obligation to continue pursuing any
	approval after it has become apparent that the approval is likely to contain
	terms or conditions that are not reasonably acceptable to Firstar.  First
	Southeast will furnish such information, appropriate representations and
	documents as may be necessary in connection therewith and as the parties may
	mutually agree.

			1.5  Closing.  Subject to the terms and conditions herein set
	forth, the closing of the transactions contemplated by this Reorganization
	Agreement ("Closing") will be effected within five business days of the
	satisfaction or waiver of the last of the conditions set forth in Articles
	VII, VIII and IX hereof and the expiration of any waiting periods in
	connection with necessary regulatory approvals, or on such other date as may
	be mutually agreed upon by the parties ("Closing Date").  Each of the
	parties hereto agrees to pursue with reasonable diligence the satisfaction
	of such conditions.  It is anticipated that the Closing will take place on
	the Closing Date at the offices of Firstar, or at such other place as shall
	be mutually agreeable to Firstar and First Southeast.

			1.6  Confidential Information.  All information that has been or
	will be furnished by any party to another party in connection with the
	Agreements will be kept confidential by such other party and will be used
	only in connection with the Agreements and the transactions contemplated
	thereby, except to the extent that such information is or thereafter becomes
	lawfully obtainable from other public sources.  In the event the Agreements
	are terminated as provided in Article X hereof, all documents or materials
	provided by either party shall be returned promptly to the supplying party,
	the receiving party shall not retain any copies thereof and shall destroy
	any notes which have been prepared from such documents or materials.

			1.7  No Covenant as to Tax Consequences.  It is understood and
	agreed that neither Firstar nor FCW nor any of their respective officers or
	agents have made any warranty or agreement, expressed or implied, as to the
	tax consequences of the transactions contemplated by the Agreements or the
	tax consequences of any action pursuant to or growing out of the Agreements.

			1.8  Release of Information.  First Southeast and Firstar will
	each use their best efforts to cooperate in coordinating the public release
	of information concerning the transactions contemplated by the Agreements.



	                            ARTICLE II

	             REPRESENTATIONS AND WARRANTIES OF FIRSTAR

			Firstar represents and warrants to First Southeast as follows:

			2.1  Corporate Organization.  Firstar is a corporation duly
	organized, validly existing and in active status under the laws of the state
	of Wisconsin and each jurisdiction in which the nature of business conducted
	or assets owned or leased makes such qualification necessary and where
	failure to do so would have a material adverse effect on Firstar and its
	subsidiaries taken as a whole, with full power and authority to own, operate
	and lease its properties as presently owned, operated and leased and to
	engage in the activities and business now conducted by it.  Firstar is
	registered with the Federal Reserve Board as a bank holding company under
	the Bank Holding Company Act of 1956, as amended.  Firstar has delivered to
	First Southeast true, accurate and complete copies of the currently
	effective Articles of Incorporation and Bylaws of Firstar, including all
	amendments thereto.

			2.2  Capitalization.  As of December 31, 1993, the authorized
	capital stock of Firstar consisted of (i) 120,000,000 shares of Common
	Stock, $1.25 par value, 64,360,819 shares of which were validly issued and
	outstanding, and (ii) 2,500,000 shares of Preferred Stock, $1.00 par value,
	of which 600,000 shares of Series C are reserved for issuance in connection
	with Firstar's Shareholder Rights Plan approved January 19, 1989 (as used
	herein, the term "Firstar Common Stock" includes one half of a Preferred
	Stock Purchase Right issued pursuant to the Rights Agreement dated as of
	January 29, 1989, between Firstar and Firstar Trust Company, as Rights
	Agent).  All of such issued and outstanding shares of capital stock are
	fully paid and nonassessable, except as provided in Section 180.0622(2)(b)
	of the Wisconsin Statutes and judicial interpretations thereof.

			2.3  Authorization.  The Interstate Banking and Acquisitions
	Committee of the Board of Directors of Firstar has approved the transactions
	contemplated by the Agreements and has authorized the execution, delivery
	and performance by Firstar of the Agreements.  Firstar has full corporate
	power and authority to enter into the Agreements and to consummate the
	transactions contemplated thereby.  The Agreements are valid and binding
	obligations of Firstar, enforceable in accordance with their terms, subject
	to (i) all applicable bankruptcy, insolvency, moratorium or other similar
	laws affecting the enforcement of creditors' rights generally, and (ii) the
	application of equitable principles if equitable remedies are sought.
	Firstar has, as sole shareholder of FCW, approved the Agreements in
	accordance with law and the Articles of Incorporation and Bylaws of Firstar
	and FCW, respectively.

			2.4  No Violation.  Provided that the requisite approvals from the
	Federal Reserve Board and any other regulatory agencies are obtained and the
	offering of Firstar Common Stock to be issued hereunder is duly registered
	pursuant to the Securities Act, and, to the extent applicable, under state
	securities or blue sky laws, neither the execution and delivery of the
	Agreements nor the consummation of the transactions contemplated therein
	will conflict with, result in the breach of, constitute a default under or
	accelerate the performance provided by the terms of any law, or any rule or
	regulation of any governmental agency or authority, or any judgment, order
	or decree of any court or other governmental agency to which Firstar may be
	subject, or any contract, agreement or instrument to which Firstar is a
	party or by which Firstar is bound or committed, or the Articles of
	Incorporation or Bylaws of Firstar, or constitute an event that with the
	lapse of time or action by a third party, could, to the best of Firstar's
	knowledge, result in a default under any of the foregoing or result in the
	creation of any lien, charge or encumbrance upon any of the assets or
	properties of Firstar or its subsidiaries or the capital stock of Firstar.

			2.5  Financial Statements.  Firstar has heretofore delivered to
	First Southeast copies of the following financial statements relating to
	Firstar and its consolidated subsidiaries:  (i) the Consolidated Statements
	of Condition of Firstar as of December 31, 1991 and 1992, and the
	Consolidated Statements of Income, Shareholders' Equity and Changes in
	Financial Position for each of the years in the three-year period ended
	December 31, 1992, together with the notes thereto, as certified by KPMG
	Peat Marwick, Firstar's independent auditors, (ii) Firstar's 1992 and 1993
	Proxy Statements in connection with its annual shareholders meetings, (iii)
	Firstar's 1991 and 1992 Form 10-Ks filed with the SEC, and (iv) Firstar's
	Form 10-Qs for the first three quarters of 1992 and 1993.  Each of the
	aforementioned financial statements has, where necessary, been filed in a
	timely manner with the SEC and all other federal or state regulatory
	agencies as necessary, is true and correct in all material respects and
	together they fairly present, in accordance with applicable laws and
	regulations, and generally accepted accounting principles (applied on a
	consistent basis except as disclosed in the footnotes thereto and except
	that the unaudited statements for 1993 are subject to adjustments which
	might be required as a result of audit of the independent auditors of
	Firstar for its fiscal year ending December 31, 1993), the financial
	position and results of operations of Firstar as of the dates and for the
	periods therein set forth.  Such financial statements do not, as of the date
	thereof, include any material assets or omit to state any material
	liability, absolute or contingent, or other facts, the inclusion or omission
	of which renders such financial statements, in light of the circumstances
	under which they were made, misleading in any material respect.

			2.6  Registration Statement.  The Registration Statement and the
	Proxy Statement-Prospectus included therein (i) will comply in all material
	respects with the requirements of the Securities Act, and (ii) will not, at
	the date the Proxy Statement-Prospectus is first mailed or delivered to
	First Southeast shareholders, or at the date or dates of the meeting or
	consents of First Southeast's shareholders referred to in Section 6.9
	hereof, as then amended or supplemented, contain any statement that is, at
	the time at which, and in the light of the circumstances under which, it is
	made, false or misleading with respect to any material facts or omit to
	state any material fact required to be stated therein or necessary in order
	to make the statements therein not false or misleading.  Notwithstanding the
	foregoing, Firstar and FCW make no representation or warranty and shall have
	no responsibility for the truth or accuracy of any information with respect
	to First Southeast or its affiliates or associates contained in the
	Registration Statement or the Proxy Statement-Prospectus and which was
	provided by First Southeast, its affiliates or associates.

			2.7  Shares to be Issued.  The shares of Firstar Common Stock to
	be issued pursuant to the Agreements will, upon issuance, be validly issued,
	fully paid and nonassessable, except insofar as statutory liability may be
	imposed under Section 180.0622(2)(b) of the Wisconsin Statutes and judicial
	interpretations thereof, and will have been registered under the Securities
	Act and listed for trading on the New York Stock Exchange.

			2.8  Accuracy of Information.  The statements contained in the
	Agreements and in any other written documents executed and/or delivered by
	or on behalf of Firstar pursuant to the terms of the Agreements are true and
	correct in all material respects and do not omit any material fact necessary
	to make the statements contained herein or therein not materially misleading.

			2.9  No Material Adverse Change.  Since September 30, 1993 there
	has been no material adverse change in the financial condition, assets,
	liabilities, results of operation or business of Firstar.



	                            ARTICLE III

	              REPRESENTATIONS AND WARRANTIES OF FCW

			Firstar and FCW hereby jointly and severally represent and warrant
	to First Southeast as follows:

			3.1  Corporate Organization.  FCW is a corporation duly organized,
	validly existing and in active status under the laws of Wisconsin with full
	power and authority to engage in the activities and business now conducted
	by it.  FCW is registered with the Federal Reserve Board as a bank holding
	company under the Bank Holding Company Act of 1956, as amended.  FCW has
	delivered to First Southeast true, accurate and complete copies of the
	currently effective Articles of Incorporation and Bylaws of FCW, including
	all amendments thereto.

			3.2  Capitalization.  The authorized capital stock of FCW consists
	of 56,000 shares of common stock, $1.00 par value, ten of which are validly
	issued and outstanding, fully paid and nonassessable, except as provided in
	Section 180.0622(2)(b) of the Wisconsin Statutes and judicial
	interpretations thereof.  All of such issued shares are owned by Firstar.

			3.3  Authorization.  The Board of Directors of FCW has approved
	the transactions contemplated by the Agreements and has authorized the
	execution, delivery and performance by FCW of the Agreements.  FCW has full
	corporate power and authority to enter into the Agreements, and to
	consummate the transactions contemplated thereby.  The Agreements are valid
	and binding obligations of FCW, enforceable in accordance with their terms,
	subject to (i) all applicable bankruptcy, insolvency, moratorium or other
	similar laws affecting the enforcement of creditors' rights generally, and
	(ii) the application of equitable principles if equitable remedies are
	sought.

			3.4  No Violation.  Provided that the requisite approvals from the
	Federal Reserve Board and any other regulatory agencies are obtained and the
	offering of Firstar Common Stock to be issued hereunder is duly registered
	pursuant to the Securities Act, and, to the extent applicable, under state
	securities or blue sky laws, neither the execution and delivery of the
	Agreements nor the consummation of the transactions contemplated in the
	Agreements will conflict with, result in the breach of, constitute a default
	under or accelerate the performance provided by the terms of any law, or any
	rule or regulation of any governmental agency or authority, or any judgment,
	order or decree of any court or other governmental agency to which FCW may
	be subject, or any contract, agreement or instrument to which FCW is a party
	or by which FCW is bound or committed, or the Articles of Incorporation or
	Bylaws of FCW, or constitute an event that with the lapse of time or action
	by a third party, could, to the knowledge of FCW, result in a default under
	any of the foregoing or result in the creation of any lien, charge or
	encumbrance upon any of the assets, properties, or capital stock of FCW.

			3.5  Accuracy of Information.  The statements contained in the
	Agreements and in any other written documents executed and/or delivered by
	or on behalf of FCW pursuant to the terms of the Agreements are true and
	correct in all material respects, and do not omit any material fact
	necessary to make the statements contained herein or therein not materially
	misleading.



	                            ARTICLE IV

	        REPRESENTATIONS AND WARRANTIES OF FIRST SOUTHEAST

			Except as disclosed in the First Southeast Letter (as defined
	below), including its exhibits, First Southeast represents and warrants to
	Firstar and FCW as follows:

			4.1  Corporate Organization.  First Southeast is a corporation
	duly organized, validly existing and in active status under the laws of
	Wisconsin with full power and authority to engage in the activities and
	business now conducted by it.  First Southeast possesses and is in full
	compliance with all licenses, franchises, permits and other governmental
	authorizations that are legally required where the failure to be in full
	compliance would reasonably be expected to have a material adverse effect on
	the financial condition, assets or business operations of First Southeast or
	either Bank.  First Southeast is registered with the Federal Reserve Board
	as a bank holding company under the Bank Holding Company Act of 1956, as
	amended.  First Southeast has delivered to Firstar, as an exhibit to the
	written statement signed by the Chief Executive Officer of First Southeast
	and delivered by First Southeast to Firstar at least five days prior to the
	date hereof (the "First Southeast Letter") true, accurate and complete
	copies of the currently effective Articles of Incorporation and Bylaws of
	First Southeast, including all amendments thereto.  The minute books of
	First Southeast and the Banks contain complete and accurate records of all
	meetings and other corporate actions of their respective shareholders and
	Boards of Directors (including committees of such Boards of Directors).
	First Southeast has no subsidiaries, direct or indirect, except the Banks
	and First Southeast Securities Corp., a Nevada corporation ("FSSC"), and
	First Southeast Investment Corp., a Nevada corporation ("FSIC" and, together
	with FSSC, the "Nevada Subsidiaries").

			4.2  Capitalization.  The authorized capital stock of First
	Southeast consists of 200,000 shares of $1.00 par value common stock.  There
	are 106,486 shares of First Southeast Common Stock validly issued and
	outstanding.  All of such issued and outstanding shares of First Southeast
	capital stock are fully paid and non-assessable, except as provided in
	Section 180.0622(2)(b) of the Wisconsin Statutes and judicial
	interpretations thereof and not issued in violation of any preemptive rights
	of any shareholder.  First Southeast does not have any arrangements or
	commitments obligating First Southeast to issue or sell or otherwise dispose
	of, or to purchase or redeem shares of its capital stock or any securities
	convertible into or having the right to purchase shares of its capital stock.

			4.3  Organization of the Subsidiaries.  (a)  First Bank Southeast
	is a national banking association duly organized, validly existing and in
	good standing under the laws of the United States.  First Southeast has
	delivered to Firstar, as an exhibit to the First Southeast Letter, true,
	accurate and complete copies of the currently effective Articles of
	Association and Bylaws of First Bank Southeast, including all amendments
	thereto.  First Bank Southeast is (i) duly authorized to conduct a general
	banking business, subject to the supervision of the OCC, at its offices
	identified in Section 4.3(a) of the First Southeast Letter, (ii) is an
	insured bank as defined in the Federal Deposit Insurance Act, (iii) has full
	power and authority to engage in the business and activities now conducted
	by it, and (iv) possesses and is in full compliance with all licenses,
	franchises, permits and other governmental authorizations that are legally
	required.  First Bank Southeast has no interest in any subsidiaries, direct
	or indirect, except FSSC.

			(b)  First Bank Lake Geneva is a national banking association duly
	organized, validly existing and in good standing under the laws of the
	United States.  First Southeast has delivered to Firstar, as an exhibit to
	the First Southeast Letter, true, accurate and complete copies of the
	currently effective Articles of Association and Bylaws of First Bank Lake
	Geneva, including all amendments thereto.  First Bank Lake Geneva is (i)
	duly authorized to conduct a general banking business, subject to the
	supervision of the OCC, at its offices identified in Section 4.3(b) of the
	First Southeast Letter, (ii) is an insured bank as defined in the Federal
	Deposit Insurance Act, (iii) has full power and authority to engage in the
	business and activities now conducted by it, and (iv) possesses and is in
	full compliance with all licenses, franchises, permits and other
	governmental authorizations that are legally required.  First Bank Lake
	Geneva has no interest in any subsidiaries, direct or indirect, except FSIC.

			(c)  Each of the Nevada Subsidiaries is a corporation duly
	organized, validly existing and in good standing under the laws of Nevada
	with full power and authority to engage in the activities and business now
	conducted by it.  First Southeast has delivered to Firstar true, accurate
	and complete copies of the currently effective Articles of Incorporation and
	Bylaws of each of the Nevada subsidiaries.  Each such corporation possesses
	and is in full compliance with all licenses, franchises, permits and other
	governmental authorizations that are legally required, where the failure to
	be in full compliance would be reasonably expected to have a material
	adverse effect on its financial condition, assets or business operations.

			4.4  Capitalization of the Subsidiaries.  (a)  The authorized
	capital stock of First Bank Southeast consists of 240,000 shares of Common
	Stock, $20.00 par value ("First Bank Southeast Stock"), of which 240,000 are
	validly issued and outstanding.  First Southeast owns 239,700 of such
	outstanding shares of First Bank Southeast Stock, free and clear of all
	liens, pledges, assignments and security interests.  The remaining 300 of
	such outstanding shares are owned by directors of First Bank Southeast as
	directors' qualifying shares subject to Stock Purchase Agreements, true and
	complete copies of which have been provided to Firstar.  All of the shares
	of the capital stock of First Bank Southeast are fully paid and
	nonassessable and not issued in violation of the preemptive rights of any
	shareholder.  Except for the Stock Purchase Agreements, neither First
	Southeast nor First Bank Southeast is a party to or bound by any commitment
	or obligation to issue or sell or otherwise dispose of, or to purchase or
	redeem, any capital stock or any other security convertible into or having
	the right to purchase such shares of the capital stock of the Bank.

			(b)  The authorized capital stock of First Bank Lake Geneva
	consists of 500,000 shares of Common Stock, $10.00 par value ("First Bank
	Lake Geneva Stock"), of which 83,000 are validly issued and outstanding.
	First Southeast owns 80,878 of such outstanding shares of First Bank Lake
	Geneva Stock, free and clear of all liens, pledges, assignments and security
	interests except pursuant to the Term Loan Agreement dated June 1, 1992
	between First Southeast and LaSalle National Bank, a true and complete copy
	of which has been provided to Firstar.  Of the remaining 2,122 of such
	outstanding shares, 600 are owned by directors of First Bank Lake Geneva as
	directors' qualifying shares subject to Stock Purchase Agreements, true and
	complete copies of which have been provided to Firstar.  All of the shares
	of the capital stock of First Bank Lake Geneva are fully paid and
	nonassessable and not issued in violation of the preemptive rights of any
	shareholder.  Except for the Stock Purchase Agreements, neither First
	Southeast nor First Bank Lake Geneva is a party to or bound by any
	commitment or obligation to issue or sell or otherwise dispose of, or to
	purchase or redeem, any capital stock or any other security convertible into
	or having the right to purchase such shares of the capital stock of the Bank.

			(c)  The authorized capital stock of FSSC consists of 2500 shares
	of Common Stock, no par value, of which 100 are validly issued and
	outstanding and owned by First Bank Southeast free and clear of all liens,
	pledges, assignments and security interests.  All of such shares of capital
	stock are fully paid and nonassessable and not issued in violation of the
	preemptive rights of any shareholder.  Neither First Bank Southeast nor FSSC
	is a party to or bound by any commitment or obligation to issue or sell or
	otherwise dispose of, or to purchase or redeem, any capital stock or any
	other security convertible into or having the right to purchase capital
	stock of the corporation.

			(d)  The authorized capital stock of FSIC consists of 2500 shares
	of Common Stock, no par value, of which 100 are validly issued and
	outstanding and owned by First Bank Lake Geneva free and clear of all liens,
	pledges, assignments and security interests.  All of such shares of capital
	stock are fully paid and nonassessable and not issued in violation of the
	preemptive rights of any shareholder.  Neither First Bank Lake Geneva nor
	FSIC is a party to or bound by any commitment or obligation to issue or sell
	or otherwise dispose of, or to purchase or redeem, any capital stock or any
	other security convertible into or having the right to purchase capital
	stock of the corporation.

			4.5  Authorization.  The Board of Directors of First Southeast has
	approved the Agreements and the transactions contemplated thereby and has
	authorized the execution, delivery and performance by First Southeast of the
	Agreements.  First Southeast has full corporate power and authority to enter
	into the Agreements and, upon approval of its shareholders in accordance
	with law, to consummate the transactions contemplated thereby.  The
	Agreements are valid and binding obligations of First Southeast, enforceable
	in accordance with their terms, subject to (i) all applicable bankruptcy,
	insolvency, moratorium, or other similar laws affecting the enforcement of
	creditors' rights generally, and (ii) the application of equitable
	principles if equitable remedies are sought.

			4.6  No Violation.  Provided that the requisite approvals from the
	Federal Reserve Board and any other regulatory agencies are obtained and the
	offering of the Firstar Common Stock to be issued hereunder is duly
	registered under the Securities Act, and, to the extent applicable, under
	state securities or blue sky laws, neither the execution and delivery of the
	Agreements nor the consummation of the transactions contemplated therein
	will conflict with, result in the breach of, constitute a default under or
	accelerate the performance provided by the terms of any law, or any rule or
	regulation of any governmental agency or authority, or any judgment, order
	or decree of any court or other governmental agency to which First Southeast
	or the Banks may be subject, or any contract, agreement or instrument to
	which First Southeast or either Bank is a party or by which First Southeast
	or either Bank is bound or committed, or the Articles of Incorporation or
	Bylaws of First Southeast, or the Articles of Association of either Bank, or
	constitute an event that with the lapse of time or action by a third party
	or both, could, to the best of First Southeast's knowledge, result in a
	material default under any of the foregoing or result in the creation of any
	lien, charge or encumbrance upon any of the assets, properties or stock of
	First Southeast or either Bank.

			4.7  Financial Statements.  First Southeast has furnished to
	Firstar copies of the following financial statements:

			(i)  Audited consolidated balance sheets of First Southeast as of
	December 31, 1992 and 1991, and the related audited statements of income and
	stockholders' equity for each of the years then ended, accompanied by the
	audit report thereon of James M. Harmon and Co. Ltd.;

			(ii)  Reports of Condition of each Bank as of September 30, 1993,
	together with the related Reports of Income for the periods then ended, as
	included in the call reports of the Bank as of said dates as filed with the
	OCC.

			Each of the financial statements referred to in this Section 4.7
	hereof is true and correct in all material respects and together they fairly
	present, the financial position and results of operation of First Southeast
	and the Banks as of the dates and for the periods therein set forth.  Each
	of the financial statements referred to in clause (i) of this Section 4.7
	has been prepared in accordance with generally accepted accounting
	principles applied on a consistent basis.  Each of the financial statements
	referred to in clause (ii) of this Section 4.7 has been prepared in
	accordance with the applicable regulations and standards of the OCC.  Each
	of the financial statements referred to in this Section 4.7 do not, as of
	the date thereof, include any material assets or omit to state any material
	liability, absolute or contingent, or other facts, the inclusion or omission
	of which renders such financial statements, in light of the circumstances
	under which they were made, misleading in any material respect.  Since
	December 31, 1992, there has been no material adverse change in the
	financial condition, results of operation, business or prospects of First
	Southeast or the Banks (other than changes in the ordinary course of
	business, none of which, individually or in the aggregate, has been
	materially adverse or changes specifically contemplated by this Agreement)
	nor has there been any other event or condition of any character that has
	materially and adversely affected the financial condition, results of
	operations or business of First Southeast or either Bank taken and no fact
	or condition exists that First Southeast or either Bank believes will cause
	such a material change in the future.

			4.8  Absence of Certain Changes.  Since December 31, 1992, neither
	First Southeast nor either Bank has (i) issued or sold any corporate debt
	securities (except in the ordinary course of business); (ii) granted any
	option for the purchase of its capital stock; (iii) declared or set aside or
	paid any dividend or other distribution in respect of its capital stock,
	(iv) incurred any material obligation or liability (absolute or contingent)
	except obligations or liabilities incurred in the ordinary course of
	business, or mortgaged, pledged or subjected to lien or encumbrance (other
	than statutory liens for taxes not yet delinquent) any of its assets or
	properties except pledges to secure government deposits and in connection
	with repurchase or reverse repurchase agreements; (v) discharged or
	satisfied any lien or encumbrance or paid any obligation or liability
	(absolute or contingent), other than current liabilities included in the
	respective Banks' balance sheets as of September 30, 1993, and current
	liabilities incurred since the date thereof in the ordinary course of
	business; (vi) sold, exchanged or otherwise disposed of any of its capital
	assets other than in the ordinary course of business; (vii) made or modified
	any general wage or salary increase exceeding five percent annually in the
	aggregate; (viii) suffered any damage, destruction or loss, whether or not
	covered by insurance, materially and adversely affecting its business,
	property or assets or waived any rights of value that are material in the
	aggregate; (ix) except in the ordinary course of business, entered, or
	agreed to enter, into any agreement or arrangement granting any preferential
	right to purchase any of its assets, properties or rights or requiring the
	consent of any party to the transfer and assignment of any such assets,
	properties or rights; (x) entered into any transaction outside the ordinary
	course of its business, except in each case as expressly contemplated by
	this Reorganization Agreement; or (xi) except in the ordinary course of
	business or as reflected in the financial statements of First Southeast or
	the respective Banks, sold or otherwise disposed of any of its investment
	securities.

			4.9  Employee and Employee Benefit Matters.  (a) Neither First
	Southeast nor either Bank is a party to or is bound by any written or oral
	(i) employment or consulting contract that is not terminable without penalty
	by First Southeast or the Bank, as the case may be, on notice of 60 days or
	less, except an employment agreement dated September 7, 1993, between First
	Bank Lake Geneva and Robert P. Fahey, a true and complete copy of which has
	been provided by First Southeast to Firstar, or (ii) any collective
	bargaining agreement covering employees.

			(b)	The First Southeast Letter lists (i) each pension, profit
	sharing, stock bonus, thrift, savings, employee stock ownership or other
	plan, program or arrangement, that constitutes an "employee pension benefit
	plan" within the meaning of Section 3(1) of the Employee Retirement Income
	Security Act of 1974, as amended ("ERISA"), that is maintained by First
	Southeast or either Bank or to which First Southeast or either Bank
	contributes for the benefit of any current or former employee, (ii) each
	plan, program or arrangement for the provision of medical, surgical, or
	hospital care or benefits, benefits in the event of sickness, accident,
	disability, death, unemployment, severance, vacation, apprenticeship, day
	care, scholarship, prepaid legal services or other benefits which constitute
	an "employee welfare benefit plan" within the meaning of ERISA, that is
	maintained by First Southeast or either Bank or to which First Southeast or
	either Bank contributes for the benefit of any current or former employee,
	and (iii) every other retirement or deferred compensation plan, bonus or
	incentive compensation plan or arrangement, stock option plan, stock
	purchase plan, severance or vacation pay arrangement, or other fringe
	benefit plan, program or arrangement through which First Southeast or either
	Bank provides benefits for or on behalf of any current or former employee,
	officer, director, consultant or agent.

			(c)  All of the plans, programs and arrangements described in this
	section and listed in the First Southeast Letter (hereinafter referred to as
	the "Plans") are in compliance with all applicable requirements of ERISA and
	all other applicable federal and state laws, including the reporting and
	disclosure requirements of Part 1 of Title I of ERISA, except for instances
	where non-compliance would not result in material liability to First
	Southeast, either Bank or the Plans.  Each of the Plans that is intended to
	be a pension, profit sharing, stock bonus, thrift, savings or employee stock
	ownership plan that is qualified under Section 401(a) of the Code has been
	determined by the Internal Revenue Service to qualify under Section 401(a)
	of the Code, and there exist no circumstances that would adversely affect
	the qualified status of any such Plan under that section for which the
	remedial amendment period has expired.  Each Plan that is a defined benefit
	pension plan has assets with an aggregate value that exceeds the actuarially
	determined present value of its liability for accrued benefits as determined
	on the basis of the actuarial assumptions used for the most recent actuarial
	valuation of such Plan.  There is no pending or, to First Southeast's
	knowledge, threatened litigation, governmental proceeding or investigation
	against or relating to any Plan and there is no reasonable basis for any
	material proceedings, claims, actions or proceedings against any Plan.  No
	"reportable event" (as defined in Section 4043(b) of ERISA) has occurred
	with respect to any Plan and no Plan has engaged in a "prohibited
	transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the
	Code) since the date on which said sections became applicable to such Plan.
	Neither First Southeast nor either Bank has incurred any "accumulated
	funding deficiency" (within the meaning of Section 412 of the Code), whether
	or not waived, with respect to any Plan.  There have been no acts or
	omissions by First Southeast or either Bank which have given rise to or may
	give rise to any material fines, penalties, taxes or related charges under
	Section 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, for which
	First Southeast or either Bank may be liable.  None of the payments
	contemplated by the Plans would, in the aggregate, constitute excess
	parachute payments as defined in Section 280G of the Code.  All group health
	plans of First Southeast and either Bank, including any plans of current and
	former affiliates of First Southeast or either Bank which must be taken into
	account under Section 4980B of the Code or Section 601 of ERISA, have been
	operated in material compliance with the group health plan continuation
	coverage requirements of Section 4980B of the Code and Section 601 of ERISA
	to the extent such requirements are applicable.

			(d)  First Southeast has delivered to Firstar as attachments to
	the First Southeast Letter (i) a true and complete copy of each Plan (or, in
	the case of any Plan that is not in written form, a complete and accurate
	description of the material provisions of the Plan), (ii) complete and
	current copies of summary plan descriptions of each Plan that is subject to
	ERISA, (iii) each trust agreement, insurance policy or other instrument
	relating to the funding of any Plan, (iv) the two most recent Annual Reports
	(Form 5500 series) and accompanying schedules filed with the Internal
	Revenue Service or United States Department of Labor with respect to each
	Plan that is subject to ERISA, (v) the most recent determination letter
	issued by the Internal Revenue Service with respect to each Plan that is
	intended to qualify under Section 401 of the Code, (vi) the most recent
	available financial statements for each Plan that has assets, (vii) the most
	recent audited financial statements for each Plan for which audited
	financial statements are required by ERISA, and (viii) the most recent
	actuarial report for each Plan that is a defined benefit pension plan.

			(e)  With respect to any Plan that is an "eligible individual
	account plan" within the meaning of Section 407(d)(3) of ERISA (including
	without limitation any employee stock ownership plan described in Section
	4975(e)(7) of the Code), First Southeast has delivered to Firstar as
	attachments to the First Southeast Letter (i) a description of all
	transactions involving the purchase or sale by the Plan of employer
	securities from or to a "disqualified person" (within the meaning of Section
	4975 of the Code); (ii) copies of all independent appraisals that have been
	used to establish the value of employer securities under such Plan from time
	to time, and, if such appraisals have not been performed on at least an
	annual basis, a description of the method used to determine the value of
	such securities in the absence of a current appraisal; and (iii) copies of
	any notes, loan documents, guarantees, or pledge agreements or other similar
	documents, governing any loan by any party to such Plan, whether or not any
	portion of such loan remains unpaid.

			4.10  Litigation.  No claims have been asserted and no relief has
	been sought against First Southeast or either Bank in any pending litigation
	or governmental proceedings or otherwise.  There are no circumstances,
	conditions, events or arrangements, contractual or otherwise, which may
	hereafter give rise to any proceedings, claims, actions or government
	investigations involving First Southeast or either Bank, nor are any such
	proceedings, claims, actions or government investigations, to First
	Southeast's knowledge, threatened involving First Southeast or either Bank.
	Neither First Southeast nor either Bank is a party to any order, judgment or
	decree which would reasonably be expected to have a material adverse effect
	on the financial condition, assets or business of First Southeast or either
	Bank, and neither First Southeast nor either Bank (i) is the subject of any
	cease and desist order, or other formal or informal enforcement action by
	any regulatory authority or (ii) has made any commitment to or entered into
	any agreement with any regulatory authority that currently restricts or
	adversely affects its operations or financial condition.  First Southeast
	has delivered to Firstar copies of all correspondence with or memoranda of
	other communications with any regulatory authority since January 1, 1991,
	relating to the operation or condition, financial or otherwise, of First
	Southeast or the Banks.

			4.11  Tax Matters.  First Southeast and each Bank have filed with
	the appropriate governmental agencies all federal, state and local income,
	franchise, excise, real and personal property and other tax returns and
	reports that are required to be filed, and neither First Southeast nor
	either Bank is delinquent in the payment of any taxes shown on such returns
	or reports or on any assessments for any such taxes received by First
	Southeast or either Bank.  To First Southeast's knowledge, there is no
	pending Internal Revenue Service or Wisconsin Department of Revenue
	examination with respect to First Southeast or either Bank.  There are
	included in each Bank's balance sheet as of September 30, 1993 and the First
	Southeast consolidated balance sheet as of December 31, 1992, adequate
	reserves for the payment of all accrued but unpaid federal, state and local
	taxes of First Southeast and the Bank, including interest and penalties,
	whether or not disputed for such fiscal years and all fiscal years prior
	thereto.  Neither First Southeast nor either Bank has executed or filed with
	the Internal Revenue Service or the Wisconsin Department of Revenue any
	agreement extending the period for assessment and collection of any federal
	or state tax, nor is First Southeast or either Bank a party to any action or
	proceeding by any governmental authority for assessment or collection of
	taxes, except tax liens or levies against customers of the Bank.  No claim
	for assessment or collection of taxes has been asserted against First
	Southeast or either Bank.

			Neither First Southeast nor either Bank has, during the past ten
	years, received any notice of deficiency, proposed deficiency or assessment
	from the Internal Revenue Service or any other governmental agency, with
	respect to any Federal, state, county or local taxes.  To First Southeast's
	knowledge, no Federal or state income tax return of First Southeast or
	either Bank is currently the subject of any audit by the Internal Revenue
	Service or any other governmental agency.  No material deficiencies have
	been asserted in connection with the federal and state income tax returns of
	each of First Southeast and the Banks for all periods through and including
	December 31, 1988, and to First Southeast's knowledge, no circumstances
	exist which reasonably could be expected to result in assessments for
	subsequent periods.  Neither First Southeast nor either Bank is a party to
	any agreement providing for allocation or sharing of taxes.

			4.12  Registration Statement.  The parts of the Registration
	Statement and the Proxy Statement-Prospectus that relate to First Southeast
	or the Banks and any of their affiliates or associates which were provided
	by First Southeast will not, at the date the Proxy Statement-Prospectus is
	first mailed or delivered to shareholders of First Southeast, and will not,
	at the date or dates of the meeting or consents of First Southeast's
	shareholders referred to in Section 6.9 hereof, as then amended or
	supplemented, contain any statement that is, at the time at which, and in
	light of the circumstances under which, it is made, false or misleading with
	respect to any material facts or omit to state any material fact required to
	be stated therein or necessary in order to make the statements therein not
	false or misleading.  Notwithstanding the foregoing, First Southeast makes
	no representation or warranty regarding and shall have no responsibility for
	the truth or accuracy of any information with respect to Firstar or FCW or
	any of their affiliates or associates contained in the Registration
	Statement or the Proxy Statement-Prospectus.

			4.13  Title and Condition.  (a) First Southeast or a Bank has good
	and marketable title to all assets and properties, whether real or personal,
	tangible or intangible, that it purports to own, including without
	limitation all assets and properties reflected in the unaudited balance
	sheet of the Banks as of September 30, 1993 and the audited consolidated
	balance sheets of First Southeast as of December 31, 1992, or acquired
	subsequent thereto (except to the extent that such assets and properties
	have been disposed of for fair value in the ordinary course of business
	since the dates of such balance sheets) subject to no liens, mortgages,
	security interests, encumbrances or charges of any kind, except (i) as noted
	in said balance sheets or the notes thereto; (ii) statutory liens for taxes
	not yet delinquent; (iii) security interests granted to secure deposits of
	funds by federal, state or other governmental agencies; and (iv) minor
	defects and irregularities in title and encumbrances that do not materially
	impair the use thereof for the purposes for which they are held, and such
	liens, mortgages, security interests, encumbrances and charges as are not in
	the aggregate material to the assets and properties of First Southeast or
	the Bank.  First Southeast or a Bank, as lessee, has the right under valid
	and subsisting leases to occupy, use, possess and control all property
	leased by First Southeast or the Bank, qualified only by the written terms
	of such leases, true and complete copies of which have been provided to
	Firstar as an attachment to the First Southeast Letter.  Within ten days of
	the date of this Reorganization Agreement, a legal description of all real
	property owned by First Southeast or the Banks, including properties held by
	the Banks as a result of foreclosure or repossession or carried on the
	Banks' books as "other real estate owned," or with respect to which, for
	purposes of any Environmental Law, as hereinafter defined, First Southeast
	has received notice that such property is deemed to be under the control of
	First Southeast or a Bank (the "Real Properties"), will be provided to
	Firstar by First Southeast.  With respect to the Real Properties owned by
	First Southeast or a Bank, First Southeast is not in violation of the
	Americans with Disabilities Act of 1990 ("ADA") and the regulations
	promulgated thereunder to the extent such ADA and regulations require
	compliance for public accommodations by readily achievable barrier removal,
	or compliance following alterations to existing facilities to the maximum
	extent feasible, all as such Real Properties exist at closing.  Terms used
	in the preceding sentence are as defined under the ADA and regulations
	thereunder in effect at closing.

			(b)  The Real Properties are in generally good condition,
	reasonable wear and tear excepted, and have been well maintained in
	accordance with reasonable and prudent business practices applicable to like
	facilities.  The Real Properties are in compliance with all Environmental
	Laws and there are no conditions in connection with the Real Properties,
	including the presence of lead or asbestos, which would be likely to subject
	First Southeast or either Bank to damages, penalties, injunctive relief or
	cleanup costs under any Environmental Laws, or which would, if known, be
	likely to materially reduce the value of any Real Property or which would
	require or be likely to require cleanup, removal, remedial action or other
	response pursuant to Environmental Laws by First Southeast or either Bank.
	Neither First Southeast nor either Bank is a party to any litigation or
	administrative proceeding alleging First Southeast's or a Bank's violation
	of Environmental Laws, nor has First Southeast or the Bank violated
	Environmental Laws nor is First Southeast or either Bank required by any
	governmental agency to clean up, remove or take remedial or other responsive
	action due to the disposal, depositing, discharge, leaking or other release
	of any hazardous substances or hazardous materials.  Neither the Real
	Properties nor First Southeast nor either Bank are subject to any judgment,
	decree, order or citation related to or arising out of, or listed as a
	potentially responsible party by any governmental body or agency in a matter
	arising under, any Environmental Laws.  The term "Environmental Laws" shall
	mean all federal, state and local laws, including statutes, regulations,
	ordinances, codes and rules relating to the discharge of air pollutants,
	water pollutants or process waste water or substances, in effect now or as
	of the Closing Date, including, but not limited to, the Federal Solid Waste
	Disposal Act, the Federal Hazardous Materials Transportation Act, the
	Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource
	Conservation and Recovery Act of 1976, the Federal Comprehensive
	Environmental Responsibility Cleanup and Liability Act of 1980, as amended
	prior to the Closing Date, regulations of the Environmental Protection
	Agency, regulations of the Nuclear Regulatory Agency, regulations of the
	Occupational Safety and Health Administration, and any so-called "Superfund"
	or "Superlien" Laws.

			4.14  Insurance.  First Southeast has delivered to Firstar as
	exhibits to the First Southeast Letter, true, accurate and complete copies
	of all insurance policies of First Southeast and the Banks.  Each such
	policy is in full force and effect, with all premiums due thereon on or
	prior to the Closing Date having been paid as and when due.  First Southeast
	will use its best efforts to maintain the coverage provided in each of such
	policies through the Closing Date.

			4.15  Compliance with Laws and Orders.  First Southeast and each
	Bank have complied in all material respects with all laws, regulations and
	orders (including zoning ordinances) applicable to them and to the conduct
	of their businesses, including without limitation, all statutes, rules and
	regulations pertaining to the conduct of each Bank's banking activities.
	Neither First Southeast nor either Bank is in default under, and no event
	has occurred that, with the lapse of time or action by a third party or
	both, could result in the default under the terms of any judgment, decree,
	order, writ, rule or regulation of any governmental authority or court,
	whether federal, state or local and whether at law or in equity.

			4.16  Governmental Regulation.  First Southeast and each Bank hold
	all licenses, certificates, permits, franchises and rights from all
	appropriate Federal, state and other public authorities necessary for the
	conduct of their businesses, and, between the date hereof and the Closing
	Date, First Southeast will, and will cause each Bank to use its best efforts
	to, maintain all such licenses, certificates, permits, franchises and rights
	in effect.  Each Bank is a member of the Bank Insurance Fund administered by
	the FDIC; neither Bank has ever been a party to a "conversion transaction"
	within the meaning of 12 U.S.C. Section 1815(d)(2)(B).  Neither First
	Southeast nor either Bank is a party or subject to any agreement with, or
	directive or order issued by, the Federal Reserve Board, the OCC or any
	other bank regulatory authority, which imposes any restrictions or
	requirements not applicable generally to bank holding companies (in the case
	of First Southeast), or national banking association (in the case of the
	Banks), with respect to the conduct of its business.

			4.17  Contracts and Commitments.  Neither First Southeast nor
	either Bank is a party to or bound by any written or oral (i) lease or
	license with respect to any property, real or personal, with a value in
	excess of $25,000, whether as lessor, lessee, licensor or licensee; (ii)
	contract or commitment for capital expenditures in excess of $25,000 for any
	one project or $100,000 in the aggregate; (iii) contract or commitment for
	total expenses in excess of $25,000 made in the ordinary course of business
	for the purchase of materials, supplies or for the performance of services
	for a period of more than 60 days from the date of this Reorganization
	Agreement; (iv) contract or option for the purchase or sale of any real or
	personal property other than in the ordinary course of business; (v)
	contract, commitment or agreement made outside the ordinary course of
	business; or (vi) union contract or collective bargaining agreement.  First
	Southeast and each Bank have performed in all material respects all
	obligations required to be performed by them to date, and are not in default
	under, and no event has occurred which, with the lapse of time or action by
	a third party or both, could result in a default under any outstanding
	mortgage, lease, contract, commitment or agreement to which First Southeast
	or either Bank is a party or by which First Southeast or either Bank is
	bound or under any provision of their respective charter documents or
	Bylaws, and each such outstanding mortgage, lease, contract, commitment or
	agreement is a valid and legally binding obligation of First Southeast or
	the relevant Bank and, to the knowledge of First Southeast, constitutes a
	valid and legally binding obligation of the other party or parties thereto,
	subject to (i) all applicable bankruptcy, insolvency, moratorium or other
	similar laws affecting the enforcement of creditors' rights generally, and
	(ii) the application of equitable principles if equitable remedies are
	sought.

			4.18  Shareholders and Undertakings from Affiliates.  First
	Southeast has furnished to Firstar (i) current shareholder lists of First
	Southeast and each Bank that set forth the record name and the address and
	number of shares held by each holder of stock thereof and identify each
	shareholder who is an officer or director of First Southeast or either Bank
	or holder of ten percent (10%) or more of the outstanding First Southeast
	Common Stock, as Exhibit 4.18(i) to the First Southeast Letter; and (ii)
	written undertakings, in the form attached hereto as Exhibit 4.18(ii)
	("Affiliates' Undertakings"), of all of the affiliates of First Southeast,
	defined as set forth in Exhibit 4.18(ii).

			4.19  Agreements with Directors, Officers and Shareholders.  No
	executive officer, or holder of ten percent (10%) or more of the outstanding
	capital stock of First Southeast nor any executive officer of either Bank
	nor any "associate" of any such person (as such term is defined in the
	general rules and regulations under the Securities Act) (a "Company or Bank
	Principal") (i) is a party (other than as a depositor) to any transaction
	with First Southeast or the Bank, whether as a borrower or otherwise, which
	(a) was made other than in the ordinary course of business, (b) was made on
	other than substantially the same terms, including interest rate and
	collateral, as those prevailing at the time for comparable transactions for
	other persons, or (c) involves more than the normal risk of collectibility
	or presents other unfavorable features, or (ii) is a party to any loan or
	loan commitment, whether written or oral, from First Southeast or either
	Bank involving an amount in excess of $10,000.  No Company or Bank Principal
	is an executive officer or director, or, in violation of the Depository
	Institution Management Interlocks Act, owns any shares of any depository
	organization other than a Bank.  For the purposes of this Section 4.19, the
	term "depository organization" means a commercial bank (including a private
	bank), a savings bank, a trust company, a savings and loan association, a
	homestead association, a cooperative bank, an industrial bank, a credit
	union, or a depository holding company.

			4.20  Absence of Adverse Agreements.  Neither First Southeast nor
	either Bank nor, to the knowledge of First Southeast, any shareholder of
	First Southeast, is a party to any agreement, option or contract (other than
	the Agreements, the Indemnity Agreement dated the date hereof among Firstar,
	FCW, First Southeast, the Banks and the majority shareholder of First
	Southeast, the Voting and Stock Purchase Agreements dated of the date hereof
	between Firstar and the shareholders of First Southeast and the Stock
	Purchase Agreements) the subject of which involves or relates to the merger,
	consolidation, or sale of assets or stock of First Southeast or either
	Bank.

			4.21  Accuracy of Information.  No representation or warranty
	contained in the Agreements contains any untrue statement of a material fact
	or omits a material fact necessary to make the statements in the Agreements
	not misleading.  The statements contained in the First Southeast Letter and
	in any other written documents executed and/or delivered by or on behalf of
	First Southeast pursuant to the terms of the Agreements are true and correct
	in all material respects and the First Southeast Letter and such other
	documents do not omit any material fact necessary to make the statements
	contained therein not materially misleading.  The statements contained in
	the First Southeast Letter and such other documents will be deemed to
	constitute representations and warranties of First Southeast under this
	Reorganization Agreement to the same extent as if set forth herein in full.

			4.22  Transactions in Capital Stock of First Southeast and the
	Banks.  Neither First Southeast nor David A. Straz, Jr. has engaged in any
	transactions involving First Southeast Common Stock in violation of federal
	or state securities laws.

			4.23  Allowance for Loan Losses.  (a)  The allowance for loan
	losses of First Bank Southeast after all anticipated loan losses have been
	charged off, in an amount not less than 2.0% of the Bank's gross loans
	outstanding, is adequate.  Since September 30, 1993 the Bank has taken
	chargeoffs of $1,456,470 and written down its "other real estate owned" by
	$267,604.

			(b)  The allowance for loan losses of First Bank Lake Geneva after
	all anticipated loan losses have been charged off, in an amount not less
	than 2.0% of the Bank's gross loans outstanding, is adequate.  Since
	September 30, 1993 the Bank has taken chargeoffs of $333,497 and written
	down its "other real estate owned" by $344,348.

			4.24  No Undisclosed Liabilities.  Neither First Southeast nor
	either Bank nor any of their respective properties is subject to any
	liability or obligation (absolute, accrued, contingent or otherwise) known
	to First Southeast, including without limitation, any lease, contract,
	commitment or purchase or sale agreement, except:

	     	(a)  as specifically disclosed in this Agreement or the financial
	     statements of First Southeast delivered pursuant to Section 4.7  hereof;

	     	(b)  as disclosed in the First Southeast Letter; or

	     	(c) liabilities or obligations arising or incurred in the ordinary course of business of First Southeast or either Bank since September 30, 1993 and consistent with past practices.

			4.25  Continuity of Interest.  There is no plan or intention by
	the shareholders of First Southeast who own one percent (1%) or more of the
	First Southeast Common Stock, and to the best of the knowledge of the
	management of First Southeast, there is no plan or intention on the part of
	the remaining shareholders of First Southeast to sell, exchange or otherwise
	dispose of a number of shares of Firstar Common Stock received in the Merger
	that would reduce the First Southeast shareholders' ownership of Firstar
	Common Stock to a number of shares having a value, as of the Closing Date,
	of less than fifty percent (50%) of the value of all of the formerly
	outstanding First Southeast Common Stock as of the same date.  For purposes
	of this representation, shares of First Southeast Common Stock exchanged for
	cash or shares of Firstar Common Stock, by dissenting shareholders or
	exchanged for cash in lieu of fractional shares of Firstar Common Stock will
	be treated as outstanding Firstar Common Stock on the Closing Date.  In
	addition, shares of First Southeast Common Stock and shares of Firstar
	Common Stock held by First Southeast shareholders and otherwise sold,
	redeemed, or disposed of prior or subsequent to the Merger shall be
	considered in making the foregoing representation.

			4.26  Pooling and Tax-Free Status Matters.  To the knowledge of
	First Southeast, neither First Southeast nor any of its affiliates has
	through the date hereof taken or agreed to take any action that would
	prevent Firstar from accounting for the business combination to be effected
	by the Merger as a pooling of interests or would prevent the Merger from
	qualifying as a tax-free reorganization under Section 368 of the Code.

			4.27  No Material Adverse Change.  Since December 31, 1992, there
	has been no material adverse change in the financial condition, assets,
	liabilities, results of operation or business of First Southeast or either
	Bank.

	                             ARTICLE V

	                  CONDUCT OF BUSINESS BY FIRSTAR

			Firstar agrees that:

			5.1  Approval by Firstar.  Firstar will give its consent or
	approval on such matters as may be appropriate or required in connection
	with the transactions contemplated by the Agreements, subject, however, to
	Sections 1.4 and 9.1 of this Reorganization Agreement.

			5.2  Subsequent SEC Filings.  As soon as reasonably practicable,
	Firstar will furnish First Southeast copies of all Firstar's periodic
	reports on Forms 10-K, 10-Q and 8-K filed with the SEC subsequent to the
	date hereof.  Such reports shall be prepared in compliance with laws
	applicable to Firstar.

			5.3  Conduct of Business; Certain Covenants.  From and after the
	execution and delivery of this Agreement and until the Closing Date, Firstar
	will, except insofar as deviations from the following covenants would not
	reasonably be expected to have a material adverse impact on Firstar and its
	subsidiaries, taken as a whole:

			(a)  conduct its business and operate only in accordance with
	sound banking and business practices; and

			(b)  maintain its corporate existence in good standing and file
	all material required reports with all applicable regulatory authorities.

			5.4  Plant Closing Laws.  Firstar shall indemnify the shareholders
	of First Southeast from any damages they may incur if Firstar takes any
	action that subjects the shareholders to damages under the federal Worker
	Adjustment and Retraining Notification Act or Section 109.07 of the
	Wisconsin Statutes.

			5.5  Bank Minority Shares.  As soon as reasonably practicable
	after the Closing Date, Firstar or FCW will offer to purchase directly or
	pursuant to a Plan of Merger, all of the outstanding shares of First Bank
	Lake Geneva other than shares owned by First Bank Southeast or directors'
	qualifying shares, at a price per share of $287.27.


	                            ARTICLE VI

	       CONDUCT OF BUSINESS BY FIRST SOUTHEAST UNTIL MERGER

			First Southeast agrees that from the date of this Reorganization
	Agreement until the Closing Date:

			6.1  Dividends.  First Southeast will not declare or pay any
	dividends or make any distributions on First Southeast Common Stock other
	than cash dividends in an amount or amounts not to exceed in the aggregate
	the cash dividends that the shareholders of First Southeast would have
	received from Firstar had they owned, after February 15, 1994, 1,801,577
	shares of Firstar Common Stock on the record dates in such quarters for the
	determination of Firstar shareholders entitled to receive dividends.  First
	Southeast will not permit either Bank to declare or pay any dividends or
	make any distributions on its common stock other than cash dividends
	necessary to fund such dividends of First Southeast, pay expenses expressly
	contemplated by this Reorganization Agreement, service First Southeast's
	debt and pay ordinary and necessary operating expenses of First Southeast on
	a basis consistent with prior years.

			6.2  Capitalization.  First Southeast will not, nor will it permit
	either Bank to, issue, sell or otherwise dispose of, grant an option for, or
	acquire for value any shares of capital stock of First Southeast or the
	Banks or otherwise effect any change in connection with its capitalization
	or that of the Banks, except in connection with the bank-level mergers with
	Firstar affiliates referred to in Section 6.13 hereof.

			6.3  Regular Course of Business.  First Southeast will, and will
	cause each Bank to, carry on its business in substantially the same manner
	as heretofore and use its best efforts to maintain and preserve its business
	organization intact, retain its present employees and maintain its
	relationships with customers.  Except with the prior written consent of
	Firstar, First Southeast will not, and will not permit either Bank to (i)
	enter into any transaction other than in the ordinary course of business or
	incur or agree to incur any obligation or liability, except (a) liabilities
	incurred and obligations entered into in the ordinary course of business,
	(b) with respect to an agreement with Quarles & Brady for fair and
	reasonable legal services in connection with the Agreements and the
	transactions contemplated thereby, providing for payment on an hourly basis
	only, at a rate per hour not to exceed the amount disclosed in Section 6.3
	of the First Southeast Letter, and for an aggregate amount estimated not to
	exceed $100,000; (c) with respect to any agreements for fees with KPMG Peat
	Marwick and James M. Harmon & Co., Ltd. for fair and reasonable services in
	connection with preparation of the Registration Statement and proxy
	solicitation materials and other activities contemplated by the Agreements
	and for an aggregate amount estimated not to exceed the amount disclosed in
	Section 6.3 of the First Southeast Letter; and (d) consulting fees to
	David A. Straz, Jr. for consulting services to First Southeast in the
	ordinary course of its business and exclusive of matters concerning the sale
	of First Southeast in amounts not to exceed $195 per hour; (ii) change its
	lending, investment, liability management and other material policies
	concerning its or either Bank's banking business, unless required by
	statute, regulation or order; (iii) grant any bonus or increase in the rates
	of pay of employees or directors except normal salary and bonus increases to
	employees, based on past practice, not to exceed five percent (5%) in the
	aggregate; (iv) except pursuant to the contracts or commitments disclosed in
	the First Southeast Letter or in the ordinary course of business, incur or
	commit to any capital expenditure which exceeds $25,000; (v) except in the
	ordinary course of business or as expressly contemplated by this
	Reorganization Agreement, and, in the case of sales for more than $50,000,
	after prior notice to Firstar, sell any loans made prior to the date hereof,
	or sell any investment securities from their respective investment
	portfolios, or sell or otherwise dispose of any assets; or (vi) agree to any
	of the foregoing actions.

			6.4  Contact with Third Parties; No Board Recommendation.  First
	Southeast will not initiate, solicit or encourage and will not permit either
	Bank to initiate, solicit or encourage (including by way of furnishing
	information or assistance), or take any other action to facilitate, any
	inquiries or the making of any proposal which constitutes, or may reasonably
	be expected to lead to, any Competing Transaction (as such term is defined
	below), or negotiate with any person in furtherance of such inquiries or to
	obtain a Competing Transaction, or agree to or endorse any Competing
	Transaction, or authorize or permit any of its officers, directors or
	employees or any financial advisor, attorney, accountant or other
	representative retained by First Southeast or either Bank to take any such
	action.  For purposes of this Agreement, "Competing Transaction" shall mean
	any of the following:  (i) the merger or consolidation of First Southeast or
	either Bank with any person or entity other than Firstar or its
	subsidiaries, (ii) the acquisition of more than three percent (3%) of the
	consolidated gross assets of First Southeast by any person or entity other
	than Firstar or its subsidiaries, (iii) the acquisition of any of the
	capital stock of First Southeast or either Bank by any person or entity
	other than Firstar or its subsidiaries, or (iv) the acquisition by First
	Southeast or either Bank of the stock or, except in the ordinary course of
	business, the assets of any other person or entity.  Promptly upon receiving
	any oral or written offer relating to any such event or proposed event,
	First Southeast shall notify Jon H. Stowe, Executive Vice President of
	Firstar, or, in his absence, any other member of Firstar's Acquisition Team,
	by telephone, confirmed by letter, giving all relevant details of such oral
	or written offer.  The Board of Directors of First Southeast will not
	recommend that it or its shareholders vote in favor of any Competing
	Transaction.

			6.5  Corporate Structure.  First Southeast will not, nor will it
	permit either Bank to, without the prior written consent of Firstar, create
	or acquire any subsidiary.  There will be no change in the Articles of
	Incorporation or Bylaws of First Southeast or the Articles of Association or
	Bylaws of either Bank, without the prior written consent of Firstar.

			6.6  Accounting and Tax Reporting.  First Southeast will not, nor
	will it permit either Bank to, change any of its methods of accounting in
	effect at the end of its last fiscal year, or change any of its methods of
	reporting income or deductions for federal income tax purposes from those
	employed in the preparation of the federal income tax returns of First
	Southeast or the Bank for its last taxable year, except as may be required
	by law or generally accepted accounting principles.

			6.7  Full Disclosure.  First Southeast will afford Firstar, its
	officers, accountants, counsel and other authorized representatives, such
	access to all books, records, tax returns, leases, contracts and documents
	of First Southeast and the Banks and to the buildings, structures, fixtures
	and appurtenances of First Southeast and the Banks for purposes of
	inspecting their condition, and will furnish to Firstar such information
	with respect to the assets and business of First Southeast and the Banks as
	Firstar may from time to time reasonably request in connection with the
	Agreements and the transactions contemplated hereby and as permitted by law,
	provided that such access or investigation shall not interfere unnecessarily
	with the normal operations of First Southeast and the Banks.

			6.8  Reports to Firstar.  First Southeast will promptly advise
	Firstar in writing of all actions taken by the directors and shareholders of
	First Southeast at meetings or in connection with written consents filed
	with First Southeast and furnish Firstar with copies of all monthly and
	other interim financial statements of First Southeast and the Bank as they
	become available.  First Southeast will use its best efforts to keep Firstar
	fully informed concerning all trends and developments of which it becomes
	aware that may have a material effect upon the business, properties or
	condition (either financial or otherwise) of First Southeast and the Banks.

			6.9  Solicitation of First Southeast Shareholders.  First
	Southeast will take such action as may be necessary in accordance with
	applicable law, including soliciting consents or causing a special meeting
	of its shareholders to be held as soon as practicable after the effective
	date of the Registration Statement, to solicit, and will use its best
	efforts to obtain, the requisite ratification, confirmation and adoption of
	the Agreements and approval of the Merger by its shareholders and the
	consent or approval of its shareholders on such other matters as may be
	appropriate or required in connection with the transactions contemplated by
	the Agreements.  The Board of Directors of First Southeast shall (i)
	recommend to its shareholders approval of the Merger; (ii) not withdraw,
	modify or amend such recommendation; and (iii) use its best efforts to
	obtain such shareholder approval.  First Southeast and Firstar shall
	coordinate and cooperate with respect to the timing of such meeting and
	shall use their best efforts to hold such meeting as soon as practicable
	after the date hereof.

			6.10  Supplement to First Southeast Letter.  First Southeast will
	promptly supplement or amend the First Southeast Letter with respect to any
	matter hereafter arising that, if existing or occurring at the date of this
	Reorganization Agreement, would have been required to be set forth or
	described in the First Southeast Letter.  No supplement or amendment to the
	First Southeast Letter will have any effect for the purpose of determining
	satisfaction of the condition set forth in Section 7.2 hereof.

			6.11  Dissent Process.  First Southeast will give to Firstar
	prompt notice of any written notice relating to the exercise of dissenters'
	rights granted under the Wisconsin Statutes, including the name of the
	dissenting shareholder and the number of shares of First Southeast Common
	Stock to which the dissent relates.  Firstar will have the right to
	participate in all negotiations and proceedings relating thereto, and,
	exceptions required by law.  First Southeast will not make any payment with
	respect to, or settle or offer to settle, any appraisal demands without
	Firstar's prior written consent.

			6.12 Employee Benefit Plans. Except as required by law or provided by this Agreement, First Southeast will not make any material change in any Plan. First Southeast will cooperate fully with Firstar and FCW and will take all steps necessary in the judgment of Firstar and its counsel to cause the termination of any Plan or the merger thereof, effective on or after closing into one or more employee benefit plans maintained by Firstar or FCW. Without limitation of the foregoing, if requested by Firstar or FCW, First Southeast will cause the trustee of any Plan to value the assets of such Plan and, effective on or after closing, transfer all Plan assets and liabilities to a successor trustee designated by Firstar or FCW, all in the manner specified by Firstar or FCW.

			6.13  Bank-Level Transactions.  (a)  First Southeast and the Banks
	will cooperate with Firstar and FCW in the preparation by Firstar or FCW of
	applications to the OCC and any other appropriate regulatory authority to
	effect, contingent on consummation of the Merger, the transfer of certain
	Bank assets and liabilities to and/or a merger of the Banks with one or more
	bank subsidiaries of Firstar.

			(b)  As soon as reasonably practicable, First Southeast and the
	Banks will withdraw their pending applications to the Wisconsin Commissioner
	of Banking for approval of the Banks' previously-proposed charter
	conversions and merger with each other.

			(c)  First Southeast and the Banks will cooperate with Firstar and
	FCW in effecting, including through publication of branch closing notices,
	the closing, on or as soon as practicable after the Closing Date, of First
	Bank Southeast's Milwaukee and North Cape offices, First Bank Lake Geneva's
	New Muenster office, and such other offices as the parties may mutually
	agree.

			6.14 Parent Company Debt.  At closing, debt at the parent company
	level will not exceed $2.7 million.

			6.15  Disposition of Assets.  All the life insurance policies
	carried on David A. Straz, Jr. by First Southeast or either Bank will be
	sold by such entity to Mr. Straz prior to the Closing Date for their
	respective cash surrender values.  All the shares First Southeast owns of
	Southern Exchange Bank will be sold by First Southeast to Mr. Straz at least
	five trading days prior to the Closing Date at their fair market value.  The
	shares First Southeast owns of Wisconsin Energy Corp. will be sold prior to
	the Closing Date at their fair market value.

			6.16  Out-of-State Participations.  Prior to the Closing Date, all
	out-of-state participations at either Bank shall be sold for their book
	value as of December 31, 1993, reduced by normal loan principal payments to
	the date of sale.



	                            ARTICLE VII

	          CONDITIONS TO OBLIGATIONS OF FIRSTAR AND FCW

			The obligations of Firstar and FCW under the Agreements to cause
	the transactions contemplated therein to be consummated shall be subject to
	the satisfaction of the following conditions:

			7.1  No Material Adverse Change.  There shall not have been any
	material adverse change, or discovery of a condition or the occurrence of
	any event that has or is likely to result in such a change, in the financial
	condition, assets, liabilities, results of operation or business of First
	Southeast or either Bank from the date hereof to the Closing Date.

			7.2  Representations and Warranties.  All representations and
	warranties by First Southeast contained in this Reorganization Agreement
	shall be true and correct in all material respects at, or as of, the Closing
	Date as though such representations and warranties were made on and as of
	said date, except with respect to (y) changes expressly contemplated in this
	Reorganization Agreement, or (z) breaches that are not reasonably likely to
	have a material adverse impact on First Southeast or either Bank or on the
	benefits to have been received by Firstar or FCW from consummation of the
	transactions contemplated by the Agreements.

			7.3  Performance and Compliance.  First Southeast shall have
	performed or complied with all covenants, agreements and conditions required
	by the Agreements to be performed and satisfied by it on or prior to the
	Closing Date.

			7.4  No Proceeding or Litigation.  At the Closing Date, no suit,
	action or proceeding shall be pending or overtly threatened and no liability
	or claim shall have been asserted against First Southeast or either Bank
	which has not been disclosed in the First Southeast Letter (i) involving any
	of the assets, properties, business or operations of First Southeast or
	either Bank that might result in any material adverse change in the
	financial condition or results of operations of First Southeast or the Bank,
	or (ii) before any court or other governmental agency by the federal or any
	state government in which it is or will be sought to restrain or prohibit
	the consummation of the Merger.

			7.5  Review or Audit by Firstar and Accountants.  Prior to the
	Closing Date, Firstar and KPMG Peat Marwick shall have had an adequate
	opportunity to conduct such a complete review, in accordance with standards
	established by the American Institute of Certified Public Accountants, or
	audit, in accordance with generally accepted auditing standards, of the
	financial condition, assets, liabilities, results of operation, and business
	of First Southeast and the Banks as Firstar shall deem prudent and such
	review or audit shall not have disclosed matters that are inconsistent in
	any material respect with any of the representations and warranties of First
	Southeast contained in this Reorganization Agreement.

			7.6  Audit of Plans.  Firstar shall have had the opportunity to
	conduct, or to have conducted by an entity of its choosing, at its expense,
	an audit of any Plans.

			7.7  Pooling Letter.  Firstar shall have received confirmation
	from KPMG Peat Marwick that the Merger will be accounted for as a "pooling
	of interests" in accordance with generally accepted accounting principles,
	as of a date no more than five business days prior to the Closing Date.
	Failure to obtain the confirmation contemplated in this Section 7.7 due to
	an affirmative act of Firstar alone shall constitute a waiver of this
	condition.

			7.8  Approval of Shareholders.  This Reorganization Agreement and
	all actions contemplated thereby and hereby, including the Merger, that
	require the approval of First Southeast's shareholders shall have received
	the required shareholder approval by consent or at a meeting duly called and
	held for such purpose, and holders of not more than five percent (5%) of the
	First Southeast Common Stock outstanding as of the date of such consent
	action or record date for such meeting shall have undertaken steps to
	perfect their right to dissent in accordance with the Wisconsin Statutes and
	not lost or abandoned such right.

			7.9  Opinion of Counsel for First Southeast.  Firstar and FCW
	shall have received an opinion from Quarles & Brady, counsel for First
	Southeast, dated the Closing Date, substantially to the effect set forth in
	Exhibit 7.9 hereto.

			7.10 Allowance for Loan Losses.  (a)  As of the Closing Date, the
	allowance for loan losses of First Bank Southeast after all anticipated loan
	losses shall have been charged off shall not be less than an amount equal to
	2.0% of its gross loans outstanding.

			(b)  As of the Closing Date, the allowance for loan losses of
	First Bank Lake Geneva after all anticipated loan losses shall have been
	charged off shall not be less than an amount equal to 2.0% of its gross
	loans outstanding.

			7.11  Certificate of Chief Executive Officer.  First Southeast
	shall have furnished Firstar a certificate, signed by its Chief Executive
	Officer, dated the Closing Date, to the effect that the conditions described
	in Sections 7.1, 7.2, 7.3, 7.4, 7.8, and 7.10 of this Reorganization
	Agreement have been fully satisfied, to the best of the knowledge of such
	Chief Executive Officer.

			7.12  Active Status Certificates.  Firstar and FCW shall have
	received (i) a statement of the State of Wisconsin, certifying that First
	Southeast is a corporation in active status in Wisconsin, and (ii)
	statements from the OCC stating that the Banks are in good standing as
	national banking associations, each dated within five business days prior to
	the Closing Date.

			7.13  Bills for Certain Fees of First Southeast or the Bank.
	Firstar shall have received a copy of an itemized bill from Quarles & Brady
	to First Southeast for services performed in connection with the
	transactions contemplated in the Agreements, through two business days prior
	to the Closing Date, which details the fees charged to that date and
	estimated to be charged through the Closing Date for such services.

			7.14  Tax Opinion.  Firstar and FCW shall have received an opinion
	from Foley & Lardner, dated the Closing Date, opining that the Merger will
	be treated as a tax-free reorganization under the Code.  Firstar and FCW
	have requested such an opinion.  The failure to obtain such opinion due to
	an act or omission of Firstar or FCW shall constitute a waiver of such
	condition.

			7.15  Regulatory Agreements.  The Federal Reserve Bank of Chicago
	(the "Reserve Bank") shall have agreed that (a) the agreement by and between
	First Southeast and David A. Straz, Jr. and the Reserve Bank dated August
	14, 1984, and (b) the Memorandum of Understanding executed between First
	Southeast and the Reserve Bank dated November 6, 1991, from and after the
	Closing will not apply to Firstar or FCW.

			7.16  Environmental Audits.  Firstar shall have had an opportunity
	to have conducted by an entity of its choosing, environmental site
	assessments of the Real Properties carried on the Banks' books as "other
	real estate owned" to determine if such properties have indications of or
	give evidence that any violations of Environmental Laws have occurred on any
	such properties.  If the Agreements are terminated and the Merger abandoned
	for any reason, First Southeast will reimburse Firstar for the cost of such
	environmental site assessments.



	                          ARTICLE VIII

	        CONDITIONS TO THE OBLIGATIONS OF FIRST SOUTHEAST

			The obligations of First Southeast under the Agreements to cause
	the transactions contemplated herein to be consummated shall be subject to
	the satisfaction of the following conditions:

			8.1  No Material Adverse Change.  There shall not have been any
	material adverse change, or discovery of a condition or the occurrence of
	any event that has or is likely to result in such a change, in the
	consolidated financial condition, assets, liabilities, results of operation
	or business of Firstar from the date hereof to the Closing Date.

			8.2  Representations and Warranties.  All representations and
	warranties of Firstar and FCW contained in this Reorganization Agreement
	shall be true and correct in all material respects at, or as of, the Closing
	Date as though such representations were made at and as of said date, except
	with respect to (y) changes expressly contemplated in this Reorganization
	Agreement, or (z) breaches that are not reasonably likely to have a material
	adverse impact on Firstar or FCW or on the benefits to have been received by
	First Southeast or its shareholders from consummation of the transactions
	contemplated by the Agreements.

			8.3  Performance and Compliance.  Firstar shall have performed or
	complied with all covenants, agreements and conditions required by the
	Agreements to be performed and satisfied by it at or prior to the Closing
	Date.

			8.4  No Proceeding or Litigation.  At the Closing Date, no suit,
	action or proceeding shall be pending or overtly threatened before any court
	or other governmental agency by the federal or any state government in which
	it is sought to restrain or prohibit the consummation of the Merger.

			8.5  Opinion of Counsel for Firstar and FCW.  Firstar and FCW
	shall have delivered to First Southeast an opinion of Firstar's General
	Counsel, dated the Closing Date, substantially to the effect set forth in
	Exhibit 8.5 hereto.

			8.6 Certificate of Executive Officer. Firstar shall have furnished to First Southeast a certificate, signed by any one of its executive officers and dated the Closing Date, to the effect that the conditions described in Sections 8.1, 8.2 and 8.3 of this Reorganization Agreement have been fully satisfied.

			8.7  Tax Opinion.  First Southeast shall have received an opinion
	from Foley & Lardner dated the Closing Date, opining that the Merger will be
	treated as a tax-free reorganization under the Code.  First Southeast has
	requested such an opinion.  The failure to obtain such opinion due to an act
	or omission of First Southeast shall constitute a waiver of such condition.



	                            ARTICLE IX

	           CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

			In addition to the provisions of Articles VII and VIII hereof, the
	obligations of First Southeast, Firstar and FCW to cause the transactions
	contemplated herein to be consummated, shall be subject to the satisfaction
	of the following conditions.

			9.1  Governmental Approvals.  The parties hereto shall have
	received all necessary approvals of governmental agencies and authorities,
	on conditions satisfactory to Firstar, of the transactions contemplated by
	the Agreements and each of such approvals shall remain in full force and
	effect at the Closing Date and such approvals and the transactions
	contemplated thereby shall not have been contested by any federal or state
	governmental authority nor by any other third party by formal proceeding.
	If any contest as aforesaid is brought by formal proceedings, any party may,
	but shall not be obligated to, answer and defend such contest.

			9.2  Securities Law Compliance.  The Registration Statement shall
	have become effective by an order of the SEC, the Firstar Common Stock to be
	issued in the Merger shall have been qualified or exempted under all
	applicable state securities or blue sky laws, and there shall have been no
	stop order issued or threatened by the SEC that suspends the effectiveness
	of the Registration Statement, and no proceeding shall have been commenced,
	pending or overtly threatened for such purpose.

			9.3  Shareholder Approval.  The Agreements and the Merger shall
	have been duly approved by the requisite affirmative votes of the
	shareholders of First Southeast.



	                            ARTICLE X

	                           TERMINATION

			10.1  Reasons for Termination.  The Agreements may be terminated
	and the Merger abandoned at any time before the Closing Date,
	notwithstanding the approval or adoption of the Agreements by the
	shareholders of First Southeast and/or FCW:

	     	(a) By mutual written consent of the Board of Directors of First Southeast and the Board of Directors or the Interstate Banking and Acquisitions Committee of Firstar;

	     	(b)  By written notice from Firstar to First Southeast if:

		  	(i) any condition set forth in Articles VII or IX of this Reorganization Agreement has not been substantially satisfied or waived in writing by October 31, 1994, unless the failure to satisfy such condition is due to a breach of the Agreements by Firstar;

		  	(ii)  any warranty or representation made by First Southeast
		  shall be discovered to be or to have become untrue, incomplete or
		  misleading where any such breach, individually or in the
		  aggregate, (y) is reasonably likely to have a material adverse
		  impact on First Southeast or either Bank or on the benefits to
		  have been received by Firstar or FCW from consummation of the
		  transactions contemplated by the Agreements, and (z) has not been
		  cured within ten business days following receipt by First
		  Southeast of notice of such discovery; or

		  	(iii) First Southeast shall have breached one or more
		  covenants of this Reorganization Agreement in any material respect
		  considering all such breaches in the aggregate, where such breach
		  has not been cured within ten business days following receipt by
		  First Southeast of notice of such breach; or

	     	(c) By written notice from First Southeast to Firstar, authorized by the Board of Directors of First Southeast, if:

		  	(i)  any condition set forth in Articles VIII or IX of this
		  Reorganization Agreement has not been substantially satisfied or
		  waived in writing by October 31, 1994, unless the failure to
		  satisfy such condition is due to a breach of the Agreements by
		  First Southeast;
		  	(ii) any warranty or representation made by Firstar shall be
		  discovered to be or to have become untrue, incomplete or
		  misleading where any such breach, individually or in the
		  aggregate, (y) is reasonably likely to have a material adverse
		  impact on Firstar or on the benefits to have been received by
		  First Southeast or its shareholders from consummation of the
		  transactions contemplated by the Agreements, and (z) has not been
		  cured within ten business days following receipt by Firstar of
		  notice of such discovery;
		  	(iii) Firstar shall have breached one or more covenants of
		  this Reorganization Agreement in any material respect considering
		  all such breaches in the aggregate, where such breach has not been
		  cured within ten business days following receipt by Firstar of
		  notice of such breach; or
		  	(iv) the average composite closing price of Firstar Common
		  Stock on the New York Stock Exchange and the Midwest Stock
		  Exchange, on the ten consecutive trading days immediately
		  preceding the date on which the parties could otherwise have
		  closed the transactions contemplated by the Agreements, is less
		  than $27.00.

			10.2  Liability.  In the event of termination of this
	Reorganization Agreement caused (a) otherwise than by breach of a party
	hereto or (b) by any breach or misrepresentation by a party hereto not
	covered by the next sentence, there shall be no liability on the part of
	First Southeast, Firstar or FCW of any nature whatsoever, except that the
	parties shall pay fees and expenses pursuant to Section 11.2 of this
	Reorganization Agreement and continue to comply with the obligations set
	forth in Section 1.6 of this Reorganization Agreement.  In the event of
	termination of this Reorganization Agreement caused by (i) willful breach by
	a party of any agreement, covenant, or undertaking of such party contained
	herein or in any exhibit hereto; (ii) any material misrepresentations or
	breach of warranty in any material respect by a party herein, which at the
	date hereof was known to be a misrepresentation or breach of warranty by
	such party; or (iii) the failure of any condition set forth in Articles VII,
	VIII or IX hereof which has failed because a party did not exercise good
	faith and best efforts towards the fulfillment of such condition; then the
	other party shall be entitled to all its legal and equitable remedies.



	                            ARTICLE XI

	                           MISCELLANEOUS

			11.1  Brokers.  Firstar and First Southeast agree that no third
	person or entity has in any way brought the parties together or been
	instrumental in the making of the Agreements.  Each such party agrees to
	indemnify the other against any claim by any third person or entity for any
	commission, brokerage or finder's fee, or other payment with respect to the
	Agreements or the transactions contemplated thereby based on any alleged
	agreement or misunderstanding between such party and such third person or
	entity, whether express or implied from the actions of such party.

			11.2  Expenses.  Each party to the Agreements will pay its
	respective fees and expenses incurred in connection with the preparation and
	performance of the Agreements, including fees and expenses of its counsel,
	accountants, and other experts and advisors, except that (a) Firstar agrees
	to reimburse First Southeast and the Banks for any out-of-pocket fees and
	expenses they incur at the request and direction of Firstar (to include fees
	paid or payable by First Southeast to KPMG Peat Marwick pursuant to
	Firstar's letter dated January 13, 1994 (the "Peat Marwick Letter") but not
	to include fees paid or payable to James M. Harmon & Co., Ltd. or fees paid
	or payable for the environmental audits referred to in Section 6.16 hereof),
	and (b) First Southeast agrees to reimburse Firstar for the costs of the
	environmental site assessments referred to in Section 7.16 hereof.

			11.3  Waivers; Amendments.  At any time prior to the Closing Date,
	either Firstar, by action taken by its Board of Directors or Interstate
	Banking and Acquisitions Committee or officers thereunto authorized, or
	First Southeast, by action taken by its Board of Directors or officers
	thereunto authorized, may waive the performance of any of the obligations of
	the other or waive compliance by the other with any of the covenants or
	conditions contained in the Agreements or agree to the amendment or
	modification of the Agreements by an agreement in writing executed in the
	same manner as the Agreements; provided, however, that after consent of or a
	favorable vote by the shareholders of First Southeast pursuant to Section
	6.9 of this Reorganization Agreement any such action shall be taken by First
	Southeast only if, in the opinion of its Board of Directors, such waiver,
	amendment or modification will not have any material adverse effect on the
	benefits intended under the Agreements for the shareholders of First
	Southeast and will not require resolicitation of any proxies from such
	shareholders.

			11.4  Assignment.  This Reorganization Agreement shall be binding
	upon and inure to the benefit of the parties hereto and their respective
	successors and assigns, but shall not be assigned by the parties hereto
	without the prior written consent of the other parties.

			11.5  Entire Agreement.  This Reorganization Agreement, the Plan
	of Merger, the Indemnity Agreement, the Voting and Stock Purchase
	Agreements, the Affiliates' Undertakings and the Peat Marwick Letter
	supersede any other agreement, whether written or oral, that may have been
	made or entered into by First Southeast or Firstar or FCW or by any officer
	or officers of such parties relating to the acquisition of the business or
	the capital stock of First Southeast by Firstar or FCW.  The aforementioned
	agreements constitute the entire agreement by the respective parties, and
	there are no agreements or commitments except as set forth herein and
	therein.

			11.6  Captions and Counterparts.  The captions in this
	Reorganization Agreement are for convenience only and shall not be
	considered a part of or affect the construction or interpretation of any
	provision of this Reorganization Agreement.  This Reorganization Agreement
	may be executed in several counterparts, each of which shall constitute one
	and the same instrument.

			11.7  Governing Law.  The Reorganization Agreement shall be
	construed and interpreted in accordance with the laws of the State of
	Wisconsin.

			11.8  Nonsurvival.  No representations, warranties or covenants in
	this Reorganization Agreement shall survive the Merger or termination under
	Article X hereof, other than the obligations set forth in Sections 1.6, 1.8,
	5.5, 7.16 and 11.2, and the representations set forth in Section 4.25, of
	this Reorganization Agreement.

			11.9  Knowledge of the Parties.  Wherever in this Agreement any
	representation or warranty is made upon the knowledge of a party hereto,
	such knowledge shall include the actual knowledge of any executive officer
	of such party or any facts that upon due inquiry, would have been known to
	such person.

			11.10  Notices.  All notices given hereunder shall be in writing
	(including a telecopy) and shall be mailed by first class mail, postage
	prepaid, or sent by facsimile transmission or by nationally recognized
	overnight delivery service, addressed as follows:

			(a)  If to Firstar or FCW, to:

					Firstar Corporation
					[or Firstar Corporation of Wisconsin]
					Attn:  Jon H. Stowe
						  Executive Vice President
					777 East Wisconsin Avenue
					Milwaukee, WI 53202
					Telecopy No. (414) 765-4349

					with a copy to:

					Firstar Corporation
					Law Department
					Attn:  Howard H. Hopwood, III
						  Senior Vice President and
						  General Counsel
					777 East Wisconsin Avenue
					Milwaukee, WI 53202
					Telecopy No. (414) 765-6111

			(b)  If to First Southeast, to:

					First Southeast Banking Corp.
					Attn: David A. Straz, Jr.,
						 President
					P.O. Box 490
					Lake Geneva, WI 53147
					Telecopy No. (414) 248-7024
					with a copy to:

					Quarles & Brady
					Attn:  Robert J. Kalupa, Esq.
					411 East Wisconsin Avenue
					Milwaukee, WI 53202
					Telecopy No. (414) 271-3552


			IN WITNESS WHEREOF, the parties hereto have caused this Agreement
	and Plan of Reorganization to be duly executed as of the date first above
	written.


							FIRSTAR CORPORATION


	[SEAL]					By: Jon H. Stowe
							    Its:Executive Vice President

	Attest: John A. Kielich
		   Its:First Vice President



	[SEAL]					FIRST SOUTHEAST BANKING CORP.


							By: David A. Straz, Jr.
							    Its:President

	Attest: _______________________
		   Its:___________________



	[NO SEAL]					FIRSTAR CORPORATION OF WISCONSIN


							By: John A. Kielich
							    Its:Vice President

	Attest: Joan M. Fagan
		   Its:Assistant Secretary

									EXHIBIT 4.18(ii)

	        [Form of First Southeast Affiliate's Undertaking]

									February 10, 1994

	Firstar Corporation
	777 East Wisconsin Avenue
	Milwaukee, Wisconsin  53202

	Gentlemen:

		I have been advised that as of the date hereof I may be deemed an
	"affiliate" of First Southeast Banking Corp., a Wisconsin corporation
	("First Southeast"), as that term is defined for purposes of paragraphs (c)
	and (d) of Rule 145 of the rules and regulations (the "Rules and
	Regulations") under the Securities Act of 1933, as amended (the "Act")
	("Affiliate").  Pursuant to the terms of the Agreement and Plan of
	Reorganization among Firstar Corporation, a Wisconsin corporation
	("Firstar"), Firstar Corporation of Wisconsin, a Wisconsin corporation
	("FCW"), and First Southeast (the "Reorganization Agreement"), and the
	related Plan of Merger by and between First Southeast and FCW joined in by
	Firstar for certain limited purposes, both dated as of February 9, 1994
	(together with the Reorganization Agreement, the "Agreements"), First
	Southeast will be merged with and into FCW (the "Merger"), and as a result
	of the Merger, I may receive shares of common stock of Firstar, $1.25 par
	value ("Firstar Common Stock").

		In connection with the above transactions, I represent and warrant to
	Firstar and agree that:

		A. I will not make any sale, transfer or other disposition of the shares of Firstar Common Stock in violation of the Act or the Rules and Regulations.

		B.  I have no present plan or intent to dispose of the Firstar Common
	Stock acquired by me pursuant to the Merger.

		C.  I have been advised that the offering, sale and delivery of the
	shares of Firstar Common Stock to me pursuant to the Merger will be
	registered under the Act on a Registration Statement on Form S-4.  I have
	also been advised, however, that, since I may be deemed to be an Affiliate
	of First Southeast at the time the Agreements are submitted for a vote of
	the shareholders of First Southeast, the shares of Firstar Common Stock must
	be held by me indefinitely unless (i) such shares of Firstar Common Stock
	have been registered for distribution under the Act, (ii) a sale of the
	shares of Firstar Common Stock is made in conformity with the volume and
	other limitations of Rule 145, or (iii) in the opinion of counsel acceptable
	to Firstar, some other exemption from registration under the Act is
	available with respect to any such proposed sale, transfer or other
	disposition of the shares of Firstar Common Stock.

		D.  I have carefully read this Agreement and the Agreements and have
	discussed their requirements and other applicable limitations upon my
	ability to sell, transfer or otherwise dispose of the shares of Firstar
	Common Stock, to the extent I felt necessary, with my counsel or counsel for
	First Southeast.

		E.  I understand that Firstar is under no obligation to register the
	sale, transfer or other disposition of the shares of Firstar Common Stock
	for sale, transfer or other disposition by me to make compliance with an
	exemption from registration available.

		F.  I understand that stop transfer instructions will be given to the
	registrar of the certificates for the shares of Firstar Common Stock and
	that there will be placed on the certificates for the shares of Firstar
	Common Stock, or any substitutions therefore, a legend stating in substance:

		  "The shares represented by this certificate were issued in a
		  transaction (the acquisition of First Southeast Banking Corp.) to
		  which Rule 145 promulgated under the Securities Act of 1933, as
		  amended (the "Act"), applies and may be sold or otherwise
		  transferred only in compliance with the limitations of such Rule
		  145, or upon receipt by Firstar Corporation of an opinion of
		  counsel acceptable to it that some other exemption from
		  registration under the Act is available, or pursuant to a
		  registration statement under the Act.  The shares represented by
		  this certificate may not be sold or otherwise transferred prior to
		  the publication by Firstar Corporation of an earnings statement
		  covering at least 30 days of operations subsequent to [the
		  effective date of the Merger]."

		G.  I hereby agree that, for a period of two (2) years following the
	effective date of the Merger, I will obtain an agreement similar to this
	agreement from each transferee of the shares of Firstar Common Stock sold or
	otherwise transferred by me, but only if such transfer is effected other
	than in a transaction involving a registered public offering or as a sale
	pursuant to Rule 145.

		H.  Notwithstanding the other provisions hereof, I agree not to sell,
	pledge, transfer, or otherwise dispose of the shares of Firstar Common
	Stock, or reduce my risk relative to the Firstar Common Stock in any other
	way, from the date hereof until such time as financial results covering at
	least 30 days of combined operations of the parties to the Merger have been
	published within the meaning of Section 201.01 of the Securities and
	Exchange Commission's Codification of Financial Reporting Policies.  It is
	understood and agreed that any transfer of my shares of First Southeast to a
	Nevada partnership pursuant to documents substantially to the effect of the
	partnership agreement reviewed by KPMG Peat Marwick prior to the date hereof
	will not be a breach of this Agreement.  I have not reduced my risk relative
	to the Firstar Common Stock to date.

		It is understood and agreed that this Agreement will terminate and be
	of no further force and effect and the legend set forth in Paragraph F above
	will be removed by delivery of substitute certificates without such legend,
	and the related transfer restrictions shall be lifted forthwith, if the
	period of time specified in Paragraph H of this Agreement has passed and (i)
	my shares of Firstar Common Stock shall have been registered under the Act
	for sale, transfer or other disposition by me or on my behalf, (ii) I am not
	at the time an Affiliate of Firstar and have held the shares of Firstar
	Common Stock for at least two (2) years (or such other period as may be
	prescribed by the Act and the Rules and Regulations) and Firstar has filed
	with the Securities and Exchange Commission ("SEC") all of the reports it is
	required to file under the Securities Exchange Act of 1934, as amended,
	during the preceding twelve (12) months, (iii) I am not and have not been
	for at least three (3) months an Affiliate of Firstar and I have held the
	shares of Firstar Common Stock for at least three (3) years, or (iv) Firstar
	shall have received a letter from the staff of the SEC, or an opinion of
	Firstar's General Counsel or other counsel acceptable to Firstar, to the
	effect that the stock transfer restrictions and the legend are not required.

		This Agreement shall be binding on my heirs, legal representatives and
	successors.

							Very truly yours,


							_______________________________

	Accepted as of the 10th day of February, 1994.

	FIRSTAR CORPORATION
	By: _____________________

	EXHIBIT 7.9

							[Closing Date]


	Firstar Corporation
	777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202

	Gentlemen:

		We have acted as special counsel to First Southeast Banking Corp.
	("First Southeast"), a Wisconsin corporation and a bank holding company
	registered under the Bank Holding Company Act of 1956, as amended, in
	connection with the merger of First Southeast with and into Firstar
	Corporation of Wisconsin, a Wisconsin corporation ("FCW"), pursuant to an
	Agreement and Plan of Reorganization dated as of February ____, 1994 (the
	"Reorganization Agreement"), by and among First Southeast, FCW, and Firstar
	Corporation, a Wisconsin corporation ("Firstar") the parent of FCW.  This
	letter is furnished to you pursuant to Section 7.9 of the Reorganization
	Agreement.  We have represented David A. Straz, Jr., to the extent of his
	being party to the Indemnity Agreement.  Unless the context clearly requires
	otherwise, capitalized terms used herein shall have the meanings ascribed
	thereto in the Reorganization Agreement.

		As special counsel for First Southeast, we have examined and relied
	upon corporate records of First Southeast and the Banks and such other
	documents, and certificates provided by their officers, including
	certificates supplied to Firstar in connection with this transaction, and
	certificates of public officials.

		Furthermore, in regard to the matters stated in numbered paragraphs 6,
	7 and 8, we wish to advise you that we have not been engaged to give
	substantive attention to any legal or governmental proceedings, orders or
	third party agreements (other than the Agreements) to which First Southeast
	or either Bank may be a party.  We have not searched the dockets of any
	court or any governmental agency to determine if any such proceedings are
	pending or orders entered involving First Southeast or either Bank or the
	Merger.

		Based upon and subject to the foregoing and the qualifications set forth in subsequent portions of this letter, it is our opinion that:

			1.  First Southeast is a corporation validly existing and in
	active status under the laws of the State of Wisconsin, with full power and
	authority, corporate or otherwise, except as may be limited by the terms of
	formal agreements between First Southeast and the Federal Reserve Bank
	("FRB") dated August 14, 1984, and November 6, 1991, copies of which have
	been previously delivered to you, to own the stock of the Banks that it
	currently holds and to engage in the activities of a bank holding company.
	First Southeast is registered with the FRB as a bank holding company under
	the Bank Holding Company Act of 1956, as amended.  First Southeast has no
	direct or indirect subsidiaries except the Banks, and First Southeast
	Securities Corp. (FSC) ("FSC") and First Southeast Investment Corp. (FIC)
	("FIC"), both Nevada corporations.

			2.  First Bank Southeast, N.A. and First Bank Southeast of Lake
	Geneva, N.A. are each a national banking association validly existing under
	the laws of the United States.  Each Bank (i) is duly authorized to conduct
	a commercial banking business in its offices subject to the supervision of
	the United States Comptroller of the Currency; (ii) is an "insured
	depository institution" as defined in Section 3(c)(2) of the Federal Deposit
	Insurance Act, 12 U.S.C. Section 1813(c)(2); and (iii) to our knowledge has
	full power and authority, corporate or otherwise (including all necessary
	licenses, franchises, permits and other governmental authorizations) to
	engage in the banking business.

			3.  The authorized capital stock of First Southeast consists of
	200,000 shares of common stock, $1.00 par value, of which 106,486 shares of
	First Southeast Common Stock are validly issued and outstanding.  All of
	such shares are fully paid and nonassessable, except as provided at Sec.
	180.0622(2)(b) of the Wisconsin Statutes as interpreted by Wisconsin
	Courts.  To our knowledge, First Southeast does not have any arrangements or
	commitments obligating it to issue or sell or otherwise dispose of, or to
	purchase or redeem shares of its capital stock or any securities convertible
	into or having the right to purchase shares of its capital stock.  102,807
	of such shares are pledged to Bank One Wisconsin securing debt of David A.
	Straz, Jr.

			4.  (a) The authorized capital stock of First Bank Southeast, N.A.
	consists of 240,000 shares of common stock, $20.00 par value, all of which
	are validly issued and outstanding, fully paid and nonassessable.  First
	Southeast is the registered holder of 239,700 of such shares of the
	outstanding capital stock of such Bank.  To our knowledge, neither First
	Southeast nor the Bank has any arrangements or commitments other than the
	Stock Purchase Agreements relating to directors' qualifying shares
	obligating it to issue or sell or otherwise dispose of, or to purchase or
	redeem shares of the Bank's capital stock or any securities convertible into
	or having the right to purchase shares of the Bank's capital stock.  First
	Bank Southeast, N.A. has no subsidiaries, except FSC.

			    (b) The authorized capital stock of First Bank Southeast of
	Lake Geneva, N.A. consists of 500,000 shares of common stock, $10.00 par
	value, of which 83,000 are validly issued and outstanding, fully paid and
	nonassessable.  First Southeast is the registered holder of 80,878 shares of
	the outstanding capital stock of such Bank.  To our knowledge, neither First
	Southeast nor the Bank has any arrangements or commitments other than the
	(i) Stock Purchase Agreements relating to directors' qualifying shares and
	(ii) the pledge pursuant to the Term Loan Agreement dated June 1, 1992,
	between First Southeast and LaSalle National Bank obligating it to issue or
	sell or otherwise dispose of, or to purchase or redeem shares of the Bank's
	capital stock or any securities convertible into or having the right to
	purchase shares of the Bank's capital stock.  First Bank Southeast of Lake
	Geneva, N.A. has no subsidiaries, except FIC.

			5.  The execution, delivery and performance of the Reorganization
	Agreement, the Plan of Merger by First Southeast have been duly authorized
	and approved by all requisite action of the Board of Directors and
	shareholders of First Southeast and each has been duly executed and
	delivered by First Southeast and in the case of the Indemnity Agreement, by
	David A. Straz, Jr., and constitutes a valid and binding obligation of First
	Southeast and in the case of the Indemnity Agreement, by David A. Straz,
	Jr., enforceable in accordance with their terms.

			6.  Except as disclosed in the First Southeast Letter, as updated
	through the date hereof, neither the execution and delivery of the
	Reorganization Agreement, the Plan of Merger, and the Indemnity Agreement,
	nor the consummation of the Merger, to our knowledge, will conflict with,
	result in the breach of, constitute a default under, or accelerate the
	performance provided by the terms of any mortgage, lease, contract,
	commitment or agreement to which First Southeast or either Bank is a party
	and of which we are aware, or any law, rule or regulation of any
	governmental agency or authority or the Articles of Incorporation or
	Association or Bylaws of First Southeast or either Bank, or, to our
	knowledge, any judgment, order or decree of any court or other governmental
	agency to which First Southeast or either Bank may be subject and of which
	we are aware, or constitute an event that, with the lapse of time or action
	by a third party, could result in a default under any of the foregoing or
	result in the creation of any lien, charge or encumbrance upon any of the
	assets, properties or stock of First Southeast or either Bank.

			7.  Except as set forth in the First Southeast Letter, as updated
	through the date hereof, we have not been made aware of (i) any claims
	having been asserted or relief having been sought against or affecting First
	Southeast or either Bank in any pending litigation or governmental
	proceedings; (ii) there being any proceedings, claims, actions or
	governmental investigations threatened against First Southeast or either
	Bank; (iii) First Southeast or either Bank being a party to any order,
	judgment or decree, other than any order, judgment or decree to which either
	Bank may be subject or a party in the ordinary course of its business; (iv)
	First Southeast or either Bank being the subject of any cease and desist
	order, or other formal enforcement action, or any memorandum of
	understanding with any bank regulatory authority; and (v) First Southeast or
	either Bank making any commitment to or entering into any agreement with any
	bank regulatory authority that restricts or adversely affects its or their
	operations or financial condition.

			8.  Without having conducted any investigation, we have not been
	made aware that (i) First Southeast or either Bank is not in compliance in
	all material respects with all laws, regulations and orders (including
	zoning ordinances) applicable to it and to the conduct of its banking
	activities; and (ii) First Southeast or either Bank is in default under, or
	an event has occurred that with the lapse of time or action by a third party
	could result in the default under the terms of any judgment, decree, order,
	writ or rule or regulation of any governmental authority or court, whether
	federal, state or local and whether at law or in equity.

			9.  To our knowledge and except as disclosed in the First
	Southeast Letter, there is no suit, action or proceeding pending or overtly
	threatened before any court or other governmental agency by the federal or
	state government in which it is or will be sought to restrain or prohibit
	the consummation of the Merger.

		On the basis of information developed and made available to us by First
	Southeast in the course of the preparation of the portions of the Proxy
	Statement-Prospectus and the Registration Statement that relate to First
	Southeast or the Banks and without having conducted any investigation,
	nothing has come to our attention to lead us to believe that (i) the
	portions of the Proxy Statement-Prospectus and Registration Statement
	relating to First Southeast or the Banks (other than financial statements
	and other financial data included therein, which we did not participate in
	the preparation of and therefore express no view concerning) contained, on
	the effective date of the Registration Statement (the "Registration
	Effective Date") and at this date, any untrue statement of a material fact
	or omitted any material fact required to be stated therein or necessary to
	make the statements contained therein, in light of the circumstances under
	which they were made, not misleading, and (ii) any event has occurred as a
	result of which the Proxy Statement-Prospectus and Registration Statement
	should be supplemented or amended at any time subsequent to the Registration
	Effective Date in order to correct any statement regarding First Southeast
	or the Banks made therein or to make any additional statements regarding
	First Southeast or the Banks.  We express no view concerning the manner in
	which such information given to you and your counsel by First Southeast, the
	Banks, and us was presented or described in the Proxy Statement-Prospectus
	and Registration Statement.  Moreover, the limitations inherent in the
	process of independently verifying factual matters are such that we assume
	no responsibility for the accuracy, completeness or fairness of the factual
	statements contained in the Registration Statement or the Proxy
	Statement-Prospectus.

		The opinions expressed in this letter are also subject to the following
	additional qualifications:

	     	(a) We have assumed without independent investigation (i) the
	     authenticity of all documents submitted to us as originals, (ii) the
	     genuineness of all signatures and proper delivery of all documents, and
	     (iii) the conformity to the originals of all documents submitted to us
	     as copies.

	     	(b) Our opinions expressed herein that the Reorganization
	     Agreement, the Plan of Merger and the Indemnity Agreement constitute
	     the valid and binding obligations of First Southeast and, in the case
	     of the Indemnity Agreement, David A. Straz, Jr., are legally
	     enforceable against them in accordance with their terms, are expressly
	     subject to:

		  	 i) limitations on the availability of specific enforcement
		  and other equitable remedies based upon the application of
		  equitable principles; and

		  	ii) bankruptcy, involvency, reorganization, arrangement,
		  moratorium, fraudulent conveyance and other similar state and federal laws affecting the enforcement of creditors' rights generally.

	     	(c) We have assumed that you have obtained any and all required
	     federal and state banking approvals for the transactions described herein and that any necessary waiting periods have elapsed.

	     	(d) Our review of the corporate records of First Southeast and the
	     Banks has been limited to the Articles of Incorporation in the case of
	     First Southeast, the Articles of Association, in the case of the Banks,
	     the Bylaws, stock register books, and minutes of the Boards of
	     Directors and shareholders of such organizations for the last ten years.

	     	(e) We have assumed that you have performed (and will perform) all
	     of your obligations under, and are in full compliance with, the Reorganization Agreement, the Plan of Merger, and the Indemnity Agreement.

		The opinions contained in this letter are limited to the laws of the
	United States and of the State of Wisconsin.  We express no opinion as to
	the applicability or effect of the laws of any other state or country.

		This letter is being delivered to you solely for your benefit pursuant
	to Section 7.9 of the Reorganization Agreement and may not be relied upon by
	any other person or for any other purpose.  This letter is not to be used,
	circulated, quoted or otherwise referred to any any other person or for any
	other purpose without our prior express written permission.

							Very truly yours,




							QUARLES & BRADY

	[HHH Letterhead]    					EXHIBIT 8.5

									[Closing Date]

	First Southeast Banking Corp.
	Attn: David A. Straz, Jr., President
	P.O. Box 490
	Lake Geneva, WI 53147

	Gentlemen:

		As Senior Vice President and General Counsel of Firstar Corporation
	("Firstar"), I am familiar with the Agreement and Plan of Reorganization
	(the "Reorganization Agreement") dated as of February 10, 1994, by and among
	Firstar, First Southeast Banking Corp., a Wisconsin corporation ("First
	Southeast"), and Firstar Corporation of Wisconsin, a Wisconsin corporation
	("FCW"), and the Plan of Merger dated of even date therewith by and between
	First Southeast and FCW and joined in by Firstar for certain limited
	purposes (the "Plan of Merger").  Section 8.5 of the Reorganization
	Agreement requires as a condition to your obligation to consummate the
	transactions contemplated by the Reorganization Agreement and the Plan of
	Merger that you receive an opinion as of this date as to certain matters.
	Any capitalized term used, but not defined herein, shall have the meaning
	ascribed to it in the Reorganization Agreement or the Plan of Merger.

		As counsel for Firstar, I have examined or caused to be examined such
	corporate records, certificates and other documents and have examined such
	matters of law as I considered necessary or appropriate for purposes of this
	opinion.

		Based upon the foregoing, it is my opinion that:

		1.  	Firstar and FCW are corporations duly organized, validly existing
	and in active status under the laws of Wisconsin with full power and
	authority to engage in the activities and business now conducted by them.
	Firstar and FCW are registered with the Federal Reserve Board as bank
	holding companies under the Bank Holding Company Act of 1956, as amended.

		2.	The authorized capital stock of Firstar consists of (i)
	120,000,000 shares of Common Stock, $1.25 par value, _______ shares of which
	were validly issued and outstanding as of _______________, 1994, and (ii)
	2,500,000 shares of Preferred Stock, $1.00 par value, of which 600,000
	shares of Series C were reserved for issuance in connection with Firstar's
	Shareholder Rights Plan approved January 19, 1989, as of __________, 1994.
	All of the issued and outstanding shares of capital stock of both Firstar
	and FCW are fully paid and non-assessable, except as provided in
	180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial
	interpretations thereof, and not issued in violation of the preemptive
	rights of any shareholder.

		3.	The execution, delivery and performance of the Reorganization
	Agreement, the Plan of Merger, and the Indemnity Agreement have been duly
	authorized and approved by all requisite action of the boards of directors
	and shareholders of Firstar and FCW, and the Reorganization Agreement, the
	Plan of Merger, and the Indemnity Agreement have been duly executed and
	delivered by Firstar and FCW and each constitutes a valid and binding
	obligation of Firstar and FCW, enforceable in accordance with their terms,
	subject to (a) all applicable bankruptcy, insolvency, moratorium or other
	similar laws affecting the enforcement of creditors' rights generally and
	(b) the application of equitable principles if equitable remedies are sought.

		4.	The Registration Statement referred to in Section 1.3 of the
	Reorganization Agreement is effective under the Securities Act of 1933, as
	amended, and no stop order suspending the effectiveness of the Registration
	Statement has been instituted.

		5.	The Proxy Statement/Prospectus referred to in Section 1.3 of the
	Reorganization Agreement, as of the date it was disseminated to holders of
	common stock of First Southeast, and the Registration Statement, as of the
	date on which the Registration Statement became effective (the Registration
	Effective Date"), and any amendment thereto that subsequently become
	effective, complied in all material respects with the requirements of the
	Securities Act of 1933, as amended; provided, however, that in this
	connection (a) I have relied upon First Southeast and the Bank and their
	counsel as to the accuracy of the descriptions included in the Proxy
	Statement/Prospectus and the Registration Statement relating to First
	Southeast and the Bank and their business operations; and (b) I did not
	participate in the preparation of financial statements and financial data
	for First Southeast and the Bank included in the Proxy Statement/Prospectus
	and the Registration Statement, and I therefore express no opinion as to
	such matters.

		6.	On the basis of information developed and made available to me in
	the course of the preparation of the Proxy Statement/Prospectus and the
	Registration Statement, but without independently verifying the accuracy,
	completeness or fairness of the statements contained therein, nothing has
	come to my attention that leads me to believe that (a) the portions of the
	Proxy Statement/Prospectus and Registration Statement relating to Firstar
	and FCW and their affiliates (other than financial statements and other
	financial data included therein
	as to which I express no opinion) contained, on the Registration Effective
	Date and at this date, any untrue statement of a material fact or omitted
	any material fact required to be stated therein or necessary to make the
	statements contained therein, in light of the circumstances under which they
	were made, not misleading, and (b) any event has occurred as a result of
	which the Proxy Statement/Prospectus and Registration Statement should be
	supplemented or amended to correct any statement regarding Firstar and FCW
	or their affiliates made therein or to supplement or amend the statements to
	include additional statements.

		7.	Neither the execution and delivery of the Reorganization Agreement
	and the Plan of Merger nor the consummation of the Merger will conflict
	with, result in the breach of, constitute a default under or accelerate the
	performance provided by the terms of any law, or any rule or regulation of
	any governmental agency or authority, or any judgment, order or decree of
	any court or other governmental agency to which Firstar may be subject, or
	any contract, agreement or instrument to which Firstar is a party or by
	which Firstar is bound or committed, or the Articles of Incorporation or
	Bylaws of Firstar, or constitute an event that, with the lapse of time or
	action by a third party, could result in a default under any of the
	foregoing or result in the creation of any lien, charge or encumbrance upon
	any of the assets, properties or stock of Firstar.

		8.	The shares of common stock of Firstar to be issued pursuant to the
	Reorganization Agreement and the Plan of Merger will be validly issued,
	fully paid and non-assessable, except insofar as liability may be imposed
	under  180.0622(2)(b) of the Wisconsin Business Corporation Law and
	judicial interpretations thereof, and listed on the New York Stock Exchange.

		9.	The Merger, when consummated in accordance with the Reorganization
	Agreement and the Plan of Merger, will be valid and effective in accordance
	with law.

		10.	To my knowledge after due investigation, there is no suit, action
	or proceeding pending or overtly threatened before any court or other
	governmental agency by the federal or state government in which it is or
	will be sought to restrain or prohibit the consummation of the Merger.

								Very truly yours,



								Howard H. Hopwood III
								Senior Vice President
								and General Counsel